EXHIBIT 99.4

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN THE NOTES OR IN ANY SECURITY DOCUMENTS, ANY LIENS AND SECURITY INTERESTS SECURING OBLIGATIONS UNDER THIS INDENTURE, THE NOTES AND THE SECURITY DOCUMENTS, AND THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDERS ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT IN THE FORM ATTACHED HERETO THAT MAY BE ENTERED INTO AFTER ISSUANCE OF THE NOTES. UPON EXECUTION OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF, ON THE ONE HAND, THE INTERCREDITOR AGREEMENT AND, ON THE OTHER HAND, THIS INDENTURE, THE NOTES OR ANY SECURITY DOCUMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. EACH HOLDER, BY ITS ACCEPTANCE OF ANY NOTE, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

[USEC Inc.,] 1
as Issuer

8.0% PIK Toggle Notes due 2019/2024

Guaranteed on a limited, secured basis to the extent described herein by

United States Enrichment Corporation,
as the Note Guarantor

INDENTURE

dated as of [__], 2014

1 Pursuant to Section 5.1 of its proposed plan of reorganization, USEC Inc. reserves the right to change its name as of the effective date of the plan. If such right is exercised in accordance with the plan, all references to USEC Inc. in this document will be changed to the new name.

CSC Trust Company of Delaware,
as Trustee and Collateral Agent

TABLE OF CONTENTS
Page
Article 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01	Definitions 1

Section 1.02	Other Definitions 14

Section 1.03	Incorporation By Reference of Trust Indenture Act 15

Section 1.04	Rules of Construction 15
Article 2
THE NOTES

Section 2.01	Form and Dating; Terms 16

Section 2.02	Execution and Authentication 18

Section 2.03	Registrar, Paying Agent and Depositary 19

Section 2.04	Paying Agent to Hold Money in Trust 19

Section 2.05	Holder Lists 20

Section 2.06	Transfer and Exchange 20

Section 2.07	Replacement Notes 24

Section 2.08	Outstanding Notes 24

Section 2.09	Treasury Notes 24

Section 2.10	Temporary Notes 25

Section 2.11	Cancellation 25

Section 2.12	Defaulted Interest 25

Section 2.13	Deposit of Moneys 26

Section 2.14	CUSIP Numbers 26

Section 2.15	Agreement to Subordinate the Notes. 26

Section 2.16	Liquidation, Dissolution, Bankruptcy. 26

Section 2.17	Default on Issuer Senior Debt. 27

Section 2.18	Demand for Payment. 27

Section 2.19	When Distribution Must Be Paid Over. 28

Section 2.20	Subrogation. 28

Section 2.21	Relative Rights. 28

Section 2.22	Subordination May Not Be Impaired by the Issuer. 28

Section 2.23	Rights of Trustee and Paying Agent. 29

Section 2.24	Article 2 Not to Prevent Events of Default or Limit Right to Demand Payment. 29

Section 2.25	Trust Moneys Not Subordinated. 29

Section 2.26	Trustee Entitled to Rely. 29

Section 2.27	Trustee to Effectuate Subordination. 30

Section 2.28	Trustee Not Fiduciary for Holders of Issuer Senior Debt. 30

Section 2.29	Reliance by Holders of Senior Debt on Subordinated Provisions. 30

Article 3
REDEMPTION

Section 3.01	Notices to Trustee 31

Section 3.02	Selection of Notes to be Redeemed 31

Section 3.03	Notice of Redemption 31

Section 3.04	Effect of Notice of Redemption 32

Section 3.05	Deposit of Redemption Price 32

Section 3.06	Notes Redeemed in Part 33

Section 3.07	Optional Redemption 33

Section 3.08	No Mandatory Redemption 33
Article 4
COVENANTS

Section 4.01	Payment of Notes 33

Section 4.02	Maintenance of Office or Agency 35

Section 4.03	Reports 35

Section 4.04	Compliance Certificate 36

Section 4.05	Taxes 37

Section 4.06	Stay, Extension and Usury Laws 37

Section 4.07	Existence 37

Section 4.08	Limitation on Liens 37

Section 4.09	Repurchase Upon Change of Control 38

Section 4.10	Limitation on Transfers of Collateral 39

Section 4.11	Maintenance of Properties 40

Section 4.12	Maintenance of Insurance 41
Article 5
SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of Substantially All Assets 41

Section 5.02	Successor Substituted 42
Article 6
DEFAULTS AND REMEDIES

Section 6.01	Events of Default 42

Section 6.02	Acceleration 44

Section 6.03	Other Remedies 44

Section 6.04	Waiver of Past Defaults 44

Section 6.05	Control by Majority 45

Section 6.06	Limitation on Suits 45

Section 6.07	Rights of Holders to Receive Payment 46

Section 6.08	Collection Suit by Trustee 46

Section 6.09	Trustee may File Proofs of Claim 46

Section 6.10	Priorities 47

Section 6.11	Undertaking for Costs 47
Article 7
TRUSTEE

Section 7.01	Duties of Trustee 47

Section 7.02	Rights of Trustee 48

Section 7.03	Individual Rights of Trustee 50

Section 7.04	Trustee’s Disclaimer 50

Section 7.05	Notice of Defaults 50

Section 7.06	Reports by Trustee to Holders 50

Section 7.07	Compensation and Indemnity 51

Section 7.08	Replacement of Trustee 52

Section 7.09	Successor Trustee by Merger, etc. 53

Section 7.10	Eligibility; Disqualification 53

Section 7.11	Preferential Collection of Claims Against Issuer 53

Section 7.12	Electronic Communication 53
Article 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance 54

Section 8.02	Legal Defeasance and Discharge 54

Section 8.03	Covenant Defeasance 54

Section 8.04	Conditions to Legal Defeasance or Covenant Defeasance 55

Section 8.05	Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions 56

Section 8.06	Repayment to the Issuer 56

Section 8.07	Reinstatement 57
Article 9
AMENDMENTS

Section 9.01	Without Consent of Holders 57

Section 9.02	With Consent of Holders 58

Section 9.03	Compliance with Trust Indenture Act 60

Section 9.04	Revocation and Effect of Consents 60

Section 9.05	Notation on or Exchange of Notes 60

Section 9.06	Trustee to Sign Amendments, etc. 60
Article 10
COLLATERAL AND SECURITY

Section 10.01	Security Documents 61

Section 10.02	[Reserved] 62

Section 10.03	Opinions 62

Section 10.04	Release of Collateral 62

Section 10.05	Certificates of the Issuer 63

Section 10.06	Certificates to the Trustee 64

Section 10.07	Authorization of Actions to be Taken by Trustee Under Security Documents 64

Section 10.08	Authorization of Receipt of Funds by Trustee Under Security Documents 64

Section 10.09	Collateral Agent 64

Section 10.10	Relative Rights; Intercreditor Agreement. 65
Article 11
GUARANTEES

Section 11.01	Guarantee. 66

Section 11.02	Execution and Delivery of Guarantee 67

Section 11.03	Limitation on Note Guarantor’s Liability 67

Section 11.04	Rights Under the Guarantee 68

Section 11.05	Guaranty of Payment Not Collection 68

Section 11.06	No Subrogation 68

Section 11.07	Release of the Note Guarantor 69

Section 11.08	Agreement to Subordinate the Guarantee. 69

Section 11.09	Liquidation, Dissolution, Bankruptcy 69

Section 11.10	Default on Designated Senior Claims of the Note Guarantor 70

Section 11.11	Demand for Payment 70

Section 11.12	When Distribution Must Be Paid Over 71

Section 11.13	Subrogation 71

Section 11.14	Relative Rights 71

Section 11.15	Subordination May Not Be Impaired by the Note Guarantor 72

Section 11.16	Rights of Trustee and Paying Agent 72

Section 11.17	Distribution or Notice to Representative 72

Section 11.18	Article 11 Not to Prevent Events of Default or Limit Right to Demand Payment 72

Section 11.19	Trust Moneys Not Subordinated 72

Section 11.20	Trustee Entitled to Rely 72

Section 11.21	Trustee to Effectuate Subordination 73

Section 11.22	Trustee Not Fiduciary for Holders of Designated Senior Claims of the Note Guarantor 73

Section 11.23	Reliance by Holders of Designated Senior Claims of the Note Guarantor on Subordinated Provisions 73
Article 12
SATISFACTION AND DISCHARGE

Section 12.01	Satisfaction and Discharge 74

Section 12.02	Application of Trust Money 75

Article 13
MISCELLANEOUS

Section 13.01	Trust Indenture Act Controls 76

Section 13.02	Notices 76

Section 13.03	Communication by Holders with Other Holders 77

Section 13.04	Certificate and Opinion as to Conditions Precedent 77

Section 13.05	Statements Required in Certificate or Opinion 77

Section 13.06	Force Majeure 78

Section 13.07	Legal Holidays 78

Section 13.08	No Recourse Against Others 78

Section 13.09	Governing Law 78

Section 13.10	No Adverse Interpretation of Other Agreements 79

Section 13.11	Successors 79

Section 13.12	Severability 79

Section 13.13	Counterpart Originals 79

Section 13.14	Table of Contents, Headings, etc 80

Section 13.15	Trustee Authorization 80

Section 13.16	Tax Reporting 80

EXHIBITS

EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF NOTATION OF GUARANTEE

EXHIBIT C	FORM OF JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

EXHIBIT D	FORM OF SECURITY AGREEMENT

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
314(a)	4.03; 4.04; 13.05
(b)	10.03
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	10.05
(e)	13.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a), (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	9.02
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

INDENTURE, dated as of [__], 2014, among USEC Inc., a Delaware corporation (the “Issuer”), United States Enrichment Corporation, a Delaware corporation (the “Note Guarantor”), and CSC Trust Company, a banking organization duly organized and existing under the laws of the State of Delaware, as trustee and collateral agent.
The Issuer, the Note Guarantor and the Trustee (as defined herein) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Issuer’s 8.0% PIK Toggle Notes due 2019/2024.
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01    Definitions.
“ACP” means American Centrifuge Holdings, LLC, a Delaware limited liability company, and any of its future direct and indirect subsidiaries, and any of its or their successors or assigns.
“ACP Termination” means a decision by the Issuer (as reflected in a public announcement or a decision by its Board of Directors) to abandon or terminate all activities under the American Centrifuge Project or to permanently wind down, demobilize or suspend all such activities.
“Acquired Debt” means Indebtedness of a Person existing at the time such Person is merged with or into the Note Guarantor, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Note Guarantor.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of ten percent (10%) or more of the voting securities of such Person.
“Agent” means any Registrar, Paying Agent or co-registrar.
“American Centrifuge Project” means the design, manufacture, construction, development, start-up, completion, operation, financing, maintenance or improvement of non-gaseous diffusion uranium enrichment technology and related infrastructure, assets and properties.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.
“Bankruptcy Code” means title 11, U.S. Code, as amended from time to time, and any successor statute, or if the context so requires, any similar Federal or state law for the relief of debtors.
“beneficial owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means any day other than a Legal Holiday.
“Capital Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
“Capital Stock” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) with respect to a limited liability company, any and all membership interests, and (iii) with respect to any other Person, any and all partnership, joint venture or other Equity Interests of such Person, but, in each case of clauses (i), (ii) and (iii), excluding any debt securities convertible into Capital Stock.
“Change of Control” means
(1)    the sale, transfer or other conveyance, whether direct or indirect (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person (including any “person” (as such term is used in Section 13(d)(3) of the Exchange Act, whether or not applicable)), in one transaction or a series of related transactions;
(2)    the consummation of any transaction (other than by way of merger or consolidation) the result of which is that any Person (including any “person” (as defined above)) is or becomes the “beneficial owner,” directly or indirectly, of more than fifty percent (50%) of the total voting power in the aggregate of the Voting Stock of the Issuer; or
(3)    the consummation of any transaction pursuant to which the Issuer consolidates with, or merges with or into, any Person or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction constitutes or is converted into or exchanged for, a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);
provided that, an event that would otherwise be a Change of Control shall not be considered such if it results from (a) any issuance of Equity Interests intended to support the American Centrifuge Project or another next generation enrichment technology or (b) any sale of the Issuer to, or merger or consolidation of the Issuer with, any Person for the purpose of continuing to pursue (1) the American Centrifuge Project for commercial purposes or (2) another next generation enrichment technology.
“Claim” means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or direct, indirect or evidenced by a guarantee or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.
“Collateral” means any assets of the Note Guarantor defined as “Collateral” in any of the Security Documents and assets from time to time on which a Lien exists as security for any of the Secured Obligations hereunder or under the Security Documents.
“Collateral Agent” means CSC Trust Company of Delaware, in its capacity as Collateral Agent under the Security Documents, together with its successors.
“Commission” means the Securities and Exchange Commission and any successor thereto.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Corporate Trust Office” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as the Trustee may specify by notice to the Issuer.

“Credit Agreement” means (a) that certain credit facility (which credit facility may consist of multiple sub-facilities), to be entered into on or after the Issue Date, among one or more of the Issuer, the Note Guarantor and certain of their respective Subsidiaries that are signatories thereto from time to time, if any, the lenders that are signatories thereto (which lenders may differ among the sub-facilities thereof) from time to time and the Credit Facility Agent (including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith), providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of notes and (b) any amendment, restatement, modification, supplement, renewal, refunding, refinancing or replacement thereof in whole or in part from time to time (including any increase in principal amount whether or not with the same lenders, trustee or agents). For the avoidance of doubt, the Exit Facility Note shall not constitute a Credit Agreement.
“Credit Facility Agent” means that certain agent, in its capacity as arranger and administrative agent under the Credit Agreement or any replacement or successor agent under the Credit Agreement.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Code.
“Default” means any event that is, or after notice or the passage of time or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests or Increases/Decreases in the Global Note” attached thereto.
“Depositary” means the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, “Depositary” shall mean or include such successor.
“Designated Senior Claims” means all Obligations of, and all Claims against, the Note Guarantor (i) under the Credit Agreement, (ii) held by or for the benefit of the PBGC pursuant to any settlement of any actual or alleged ERISA Section 4062(e) event occurring (or alleged to have occurred) before or after the Issue Date, (iii) held by any party with respect to any Equity Investment or any commitment to make any such Equity Investment of the Issuer, in each case, made after the Issue Date with respect to the financing of the American Centrifuge Project, (iv) held by or for the benefit of the U.S. Department of Energy, export credit agencies or any other lenders or insurers providing financing or government support of the American Centrifuge Project and (v) held by the United States government.
“Dip Credit Facility” means that certain Debtor-in-Possession Credit Agreement dated as of [ ], 2014 between the Issuer and the Note Guarantor, as amended, modified or supplemented.
“Disqualified Capital Stock” means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to such Maturity Date, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.
“DTC” means The Depository Trust Company.
“Equity Interests” means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Investment” in any Person means any capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of any Equity Interests issued by, such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exit Facility Note” means that certain Second Amended and Restated Demand Note dated as of the Issue Date between the Issuer and the Note Guarantor, as the same may be amended, modified or supplemented.
“Extended Maturity Date” means the date that is ten years from the Issue Date.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer (unless otherwise provided in this Indenture).
“Funding Condition” means the initial draw or other initial funding, in each case of a material amount, under binding agreements providing for (i) the funding of the construction of the American Centrifuge Project in an aggregate amount of not less than $1.5 billion supported by the U.S. Department of Energy loan guarantee program or such other government support or government funding or (ii) the implementation and deployment of a National Security Train Program utilizing American Centrifuge technology with an expected total program cost to be funded by the government of not less than $750 million.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission, as in effect on the date of this Indenture.
“Global Note Legend” means the legend set forth in Section 2.01(c) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests or Increases/Decreases in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06 and 2.13 hereof.
“Government Securities” means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that, (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.
“Governmental Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.
“guaranty” or “guarantee,” used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation; “guarantee,” used as a verb, has a correlative meaning.
“Hedging Obligations” means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency rates or commodity prices.
“Holder” means the Person in whose name a Note is registered in the register of the Notes.
“Indebtedness” of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (A) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by bonds, debentures, notes or other similar instruments, (C) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (D) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) representing Capital Lease Obligations, (F) under bankers’ acceptance and letter of credit facilities, (G) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (H) net obligations in respect of Hedging Obligations; (ii) all Indebtedness of others that is guaranteed by such Person; and (iii) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided that, the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (x) the Fair Market Value of such property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term Indebtedness shall not include obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that, such obligation is extinguished within two (2) Business Days of its incurrence. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness. The term “Indebtedness” shall not include (1) trade payables or other accrued liabilities incurred in the ordinary course of business or pursuant to an operational wind-down of a business of the Note Guarantor and payable in accordance with customary practices, (2) deferred tax obligations, (3) minority interest, (4) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business or pursuant to an operational wind-down of a business of the Note Guarantor and (5) obligations of the Issuer or any Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business or pursuant to an operational wind-down of a business of the Note Guarantor. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness or Disqualified Capital Stock, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this Indenture.
“Indenture” means this Indenture as amended or supplemented from time to time and, for the avoidance of doubt, shall include the Guarantee set forth in Article 11 of this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Maturity Date” means the date that is five years from the Issue Date.
“Initial Notes” means the first $240,380,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.
“Intercreditor Agreement” means that certain Junior Lien Subordination and Intercreditor Agreement among the Trustee, Collateral Agent and one or more Representatives of holders of Designated Senior Claims and acknowledged and agreed to by the Note Guarantor, substantially in the form attached hereto as Exhibit C, entered into on or after the Issue Date in accordance with Section 7.01(g) hereof, as amended, modified, restated, supplemented from time to time.
“Issue Date” means the date upon which the Notes are first issued.
“Issuer” has the meaning ascribed to it in the introductory paragraph of this Indenture together with all successors thereto.
“Issuer Order” means a written request or order signed in the name of the Issuer by the President, the Chief Executive Officer, the Chief Financial Officer, a Senior Vice President or the Treasurer of the Issuer.
“Issuer Senior Debt” means:
(1)    all Indebtedness of the Issuer outstanding under the Credit Agreement and all Obligations of the Issuer with respect thereto;
(2)    all Obligations of, and all Claims against, the Issuer under any Equity Investment, or any commitment to make any such Equity Investment, with respect to the American Centrifuge Project, in each case made after the Issue Date;

(3)    all Obligations of, and Claims with respect to, the Issuer under any arrangement with the U.S. Department of Energy, any export credit agencies or other lenders or insurers providing financing or government support of the American Centrifuge Project; and
(4)    all Indebtedness of the Issuer to the Note Guarantor issued or incurred on or after the Issue Date and all Obligations with respect thereto, including, but not limited to, any draw under the Exit Facility Note on or after the Issue Date to repay Obligations due and owing under the DIP Credit Facility, but, for the avoidance of doubt, excluding the balance as of March 5, 2014 under any predecessor to the Exit Facility Note.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).
“Maturity Date” means the Initial Maturity Date, or, if a Maturity Date Extension Notice has been delivered to the Trustee, the Extended Maturity Date.
“Maturity Date Extension Notice” means an Officers’ Certificate, which shall state that (A) the Funding Condition has been satisfied (describing in reasonable detail the binding agreement that has satisfied such Funding Conditions) and (B) as a result of satisfying the Funding Condition, the Maturity Date of the Notes shall be the Extended Maturity Date.
“National Security Train Program” means the design, manufacture, construction, development, start-up, completion, operation, financing, maintenance or improvement of a uranium enrichment facility suitable for producing enriched uranium for United States national security purposes utilizing non-gaseous diffusion uranium enrichment technology and related infrastructure, assets and properties.
“Note Guarantor” has the meaning ascribed to it in the introductory paragraph of this Indenture.
“Notes” means any Notes authenticated and delivered under this Indenture. The Initial Notes and the PIK Notes (or any increase in the principal amount of a Global Note) shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and the PIK Notes (or any increase in the principal amount of a Global Note). For purposes of this Indenture, all references to “principal amount” of the Notes shall include any PIK Notes issued in respect thereof (and any increase in the principal amount of the Notes) as a result of the payment of PIK Interest.
“Obligation” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.
“Officers” means the President, the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary, any Vice President of such Person or any other senior executive officer of such Person designated by the Board of Directors of such Person.
“Officers’ Certificate” means a certificate signed on behalf of the Issuer or the Note Guarantor, as applicable, by two Officers of such Person, one of whom must be the President, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller or a Senior Vice President.
“Opinion of Counsel” means an opinion from legal counsel. Such counsel may be an employee of or counsel to the Issuer or any Subsidiary.
“Outstanding Government Claim” means a Claim within the meaning of clause (v) of the definition of Designated Senior Claims that is past due and unpaid.

“Paducah Facility” means the gaseous diffusion enrichment facility operated by the Issuer and its subsidiaries in Paducah, Kentucky.
“Paducah Transition” means an orderly shutdown of operations at the Paducah Facility or the return of all or a portion of the Paducah Facility to the U.S. Department of Energy (including any steps taken towards implementation of such a shutdown and any steps to transition the Paducah Facility to the U.S. Department of Energy or its contractor) in accordance with the Issuer’s agreements with the DOE and applicable law.
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permitted Liens” means:
(1)    Liens arising by reason of any judgment, decree or order of any court that does not constitute an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings;
(2)    security for (including deposits to secure) the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business (including any financial assurances under any contract entered into in connection therewith or to support purchases by a third party on behalf of the Issuer, the Note Guarantor, ACP or any other Subsidiary of the Issuer), or letters of credit or guarantees issued in respect thereof;
(3)    Liens for taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith and in compliance with Section 4.05 herein;
(4)    Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than thirty (30) days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP;
(5)    Liens arising by virtue of any contractual, statutory, or common law provision relating to bankers’ liens, rights of setoff, or similar rights and remedies regarding deposit accounts or other funds maintained with a creditor depository institution;
(6)    easements, rights of way, zoning and similar restrictions, covenants, conditions and restrictions and other encumbrances or title defects incurred in the ordinary course of business, consistent with industry practices that do not in any case materially detract from the value of the property subject thereto (as such property is used by the Note Guarantor) or interfere with the ordinary conduct of the business of the Note Guarantor; provided that, such Liens do not secure any monetary obligations;
(7)    pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws or regulations or letters of credit or guarantees issued in respect thereof;
(8)    Liens securing Indebtedness incurred to refinance Indebtedness secured by Liens incurred pursuant to clause (15) below, provided, (a) such Liens do not extend to any additional property or asset or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (b) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens securing the Notes, such new Liens are subordinated to or pari passu with such Liens to the same extent;
(9)    Liens that secure Acquired Debt; provided that, such Liens do not extend to or cover any property or assets other than those of the Person being acquired and were not put in place in anticipation of such acquisition;
(10)    defects and irregularities in title to any property, including those matters shown as exceptions to title on the title policies for such property, that do not in any case materially detract from the value of the property (as such property is used by the Note Guarantor) or interfere with the ordinary conduct of the business of the Note Guarantor;
(11)    Liens securing the Secured Obligations;

(12)    Senior Priority Liens;
(13)    leases or subleases granted in the ordinary course of business not materially interfering with the conduct of the business of the Note Guarantor and rights of consignors to property of such consignors consigned to the Note Guarantor in the ordinary course of business;
(14)    Liens evidenced by precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Note Guarantor in the ordinary course of business;
(15)    Liens existing on the Issue Date;
(16)    Liens on property existing at the time of acquisition of the property by the Note Guarantor; provided that, such Liens were not incurred in contemplation of such acquisition or such Liens do not extend to or cover any property or assets other than those being acquired or developed;
(17)    Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods and are incurred in the ordinary course of business;
(18)    Liens in favor of vendors of goods arising as a matter of law securing the payment of the purchase price therefor so long as such Liens attach only to the purchased goods and are incurred in the ordinary course of business;
(19)    inchoate liens incident to construction on or maintenance of property; or liens incident to construction on or maintenance of property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such liens, no such property is subject to a material impending risk of loss or forfeiture;
(20)    rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, permit or use of any property;
(21)    covenants, conditions, and restrictions affecting the use of property which in the aggregate do not materially impair the fair market value or use of the property for the purposes for which it is or may reasonably be expected to be held;
(22)    other non-consensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not in the aggregate, when taken together with all other liens, materially impair the fair market value or use of the property for the purposes for which it is or may reasonably be expected to be held;
(23)    Liens in favor of customers, processors or vendors on advances or deposits provided by such customers, processors or vendors to or on behalf of the Note Guarantor in the ordinary course of business or pursuant to an operational wind-down of a business of the Note Guarantor, which liens secure the repayment of such advances or deposits;
(24)    Liens to secure escrow arrangements incurred in the ordinary course of business; and
(25)    Liens not otherwise covered by clauses (1) through (24) above that secure Indebtedness or otherwise in an amount not to exceed $10 million.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.
“RD&D Program” means the American Centrifuge Cascade Demonstration Test Program funded pursuant to that certain Cooperative Agreement among the U.S. Department of Energy, the Issuer and American Centrifuge Demonstration, LLC, dated June 12, 2012, as the same may be amended or supplemented from time to time.
“Representative” means the trustee, agent or representative (if any) for any Designated Senior Claims; provided that (i) for purposes of holders of Claims contemplated by clause (v) of the definition of “Designated Senior Claims,” the Note Guarantor shall act as the Representative of such holders; and (ii) in all other cases, if, and for so long as, such Designated Senior Claim lacks such a Representative, then the Representative for such Designated Senior Claim shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Designated Senior Claims or its or their designee.
“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means that certain Pledge and Security Agreement to encumber the Collateral, in favor of the Collateral Agent, for the ratable benefit of the Trustee and the Holders of the Notes, substantially in the form attached hereto as Exhibit D, as the same may be amended in accordance with the terms thereof and this Indenture.
“Security Documents” means, collectively, the Security Agreement and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Collateral Agent in the Collateral but excluding the Intercreditor Agreement.
“Senior Priority Liens” means all Liens that secure the Designated Senior Claims.
“Subordinated Liens” means all Liens securing the Secured Obligations.
“subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (including a limited liability company) of which more than fifty percent (50%) of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.
“Subsidiary” means any subsidiary of the Issuer.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.
“transfer” means, with respect to any asset, any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation).
“Trustee” means CSC Trust Company of Delaware, a banking organization duly organized and existing under the laws of the State of Delaware, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.
“Unconditional Interest Claim” means Obligations representing, without duplication, (i) the due and punctual payment of (A) the principal and premium, if any, of those Notes issued as a result of the payment of PIK Interest either in the form of PIK Notes or as an increase in the principal amount of a Global Note and excluding the Initial Notes, and (B) unpaid interest on the Notes at the applicable interest rate on the Notes of eight percent (8.0%) per annum through, but not including, the Unconditional Interest Termination Date and (ii) notwithstanding anything contained in Section 4.01 hereof to the contrary, the due and punctual payment of unpaid interest on the overdue principal and premium, if any, of and interest on the Notes at the applicable interest rate on the Notes of eight percent (8.0%) per annum through, but not including, the Unconditional Interest Termination Date.
“Unconditional Interest Guarantee” means that portion of the Guarantee representing only the unconditional guarantee to each Holder and the Trustee irrespective of the validity or enforceability of the Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder of any and all Unconditional Interest Claims.

“Unconditional Interest Termination Date” means the date that is the earlier of (i) the occurrence of any event referred to in Section 6.01(h)(1) through (4) or Section 6.01(i) hereof with respect to the Note Guarantor and (ii) the Maturity Date of the Notes.
“Voting Stock” means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.
Section 1.02    Other Definitions.

Term	Defined in Section
“Authentication Order”	2.06
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Payment Date”	4.09
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Guarantee”	11.01
“Initial PIK Election”	4.01
“Legal Defeasance”	8.02
“Payment Blocking Notice”	11.10
“Paying Agent”	2.03
“PIK Interest”	2.01
“PIK Notes”	2.01
“PIK Notice”	4.01
“PIK Payment”	2.01
“Registrar”	2.03
“Secured Obligations”	10.01
“Tax Issue Price”	13.16
“Tax Reporting Determination”	13.16
“Tax Reporting Determination Notice”	13.16
“Tax Reporting Rules”	13.16
“Termination Event”	10.04

Section 1.03    Incorporation By Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
The following TIA term used in this Indenture has the following meaning:
“obligor” on the Notes means the Issuer, the Note Guarantor and any successor obligor upon the Notes.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    provisions apply to successive events and transactions;
(6)    the words “includes” or “including” shall mean “including, but not limited to”;
(7)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision, and the terms “Article,” “Section,” and “Exhibit,” unless otherwise specified or indicated by the context in which used, mean the corresponding article or section of, or the corresponding exhibit to, this Indenture;
(8)    references to agreements and other instruments include subsequent amendments, supplements and waivers to such agreements or instruments but only to the extent not prohibited by this Indenture; and
(9)    references to “ordinary course of business”, when such term is used in reference to the business of the Note Guarantor, includes, without limitation, any operational wind down of a business of the Note Guarantor.
ARTICLE 2
THE NOTES
Section 2.01    Form and Dating; Terms.
The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes shall mature, and all amounts due and payable hereunder shall be paid, on the Initial Maturity Date, unless the Issuer shall have delivered a Maturity Date Extension Notice, in which event the Notes shall mature, and all amounts due and payable hereunder shall be paid, on the Extended Maturity Date.
The Notes may have notations, legends or endorsements required by usage or law, stock exchange rule or agreements to which the Issuer is subject. Each Note shall be dated the date of its authentication. Subject to the issuance of additional Definitive Notes (the “PIK Notes”) or the increase in the principal amount of a Global Note in order to evidence payment-in-kind interest (“PIK Interest”) (which PIK Notes or increased principal amount of a Global Note shall be in denominations of $1.00 or any integral multiple of $1.00 in excess thereof), the Notes shall be issued in denominations of $[1.00] and integral multiples of $[1.00] in excess thereof. On any interest payment date on which the Issuer pays PIK Interest (a “PIK Payment”) with respect to a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall increase the principal amount of such Global Note by an amount equal to the PIK Interest payable, rounded down to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Note, to the credit of the Holders on the relevant record date and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note to reflect such increase. With respect to any interest payment date on which the Issuer makes a PIK Payment with respect to a Definitive Note, the Issuer shall deliver to the Trustee no later than two (2) Business Days prior to such interest payment date executed PIK Notes together with an Issuer Order sufficient to make such PIK Payment rounded down to the nearest whole dollar, for the relevant interest period on the principal amount of such Definitive Note. For purposes of this Indenture, all references to “principal amount” of the Notes shall include any increase in the principal amount of the Notes as a result of a PIK Payment or delivery of PIK Notes.
Each Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided that, the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof or, in the case of an increase resulting from the payment of PIK Interest, in accordance with the provisions hereof.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Note Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(a)    Issuance of Global Notes. The Notes shall be issued in the form of a Global Note (in the form of Exhibit A hereto, (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests or Increases/Decreases in the Global Note” attached thereto), which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of the Depositary or the nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, to the extent such Notes at that time are DTC-eligible securities. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. The Company initially appoints DTC to act as Depositary with respect to the Global Notes.
(b)    Global Notes in General. Each Global Note shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect the payment of PIK Interest, exchanges, redemptions and conversions.
Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof and shall be made on the records of the Trustee and the Depositary.
(c)    Book-Entry Provisions. The Issuer shall execute and the Trustee shall, upon receipt of an Issuer Order and in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear the legend substantially to the following effect:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(d)    Definitive Notes. Notes not issued as interests in the Global Notes will be issued in definitive form substantially in the form of Exhibit A attached hereto, but without the Global Note legend thereon and without the “Schedule of Exchanges of Interests or Increases/Decreases in the Global Note” attached thereto.
Section 2.02    Execution and Authentication.

At least one Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee’s certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.
The Trustee shall, upon an Issuer Order, (a) authenticate (i) for original issue on the Issue Date Notes in an aggregate principal amount of $240,380,000 and (ii) PIK Notes, that may be validly issued under this Indenture, and (b) increase the principal amount of any Global Note as a result of a PIK Payment. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.
The Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.
Section 2.03    Registrar, Paying Agent and Depositary.
The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”). The Issuer initially appoints the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange.
The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Article 3 and Article 8 and Section 4.09, neither the Issuer nor any of its Subsidiaries shall act as Paying Agent.
The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.
The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Trustee shall act as custodian for the Depositary with respect to the Global Notes.
Section 2.04    Paying Agent to Hold Money in Trust.
The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Paying Agent shall be required to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Issuer or a Subsidiary acts as Paying Agent (subject to Section 2.03 hereof), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization related to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each such Holder, and the Issuer shall otherwise comply with TIA Section 312(a).
Section 2.06    Transfer and Exchange of Global Notes.
(a)    A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
(1)    the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
(2)    the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
(3)    there has occurred and is continuing a Default or Event of Default with respect to the Notes.
Upon the occurrence of either of the preceding events in clause (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b) and (c) hereof.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(a)    both:
(A)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(B)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(b)    both:
(A)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subparagraph (1) above.
(c)    Additional Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)    Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:
“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER AT USEC INC., TWO DEMOCRACY CENTER, 6903 ROCKLEDGE DRIVE, BETHESDA, MARYLAND 20817, ATTENTION: CHIEF FINANCIAL OFFICER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OR, IF APPLICABLE, THE YIELD TO MATURITY OF THE NOTE.”
(2)    General Legend. Each Note will bear a legend in substantially the following form:
“ANYTHING HEREIN OR IN THE INDENTURE TO THE CONTRARY NOTWITHSTANDING, THE LIENS AND SECURITY INTERESTS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE, ANY OTHER NOTE, THE INDENTURE OR ANY RELATED SECURITY DOCUMENT, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE). IN THE EVENT OF ANY CONFLICT BETWEEN, ON THE ONE HAND, THE TERMS OF THE INTERCREDITOR AGREEMENT AND, ON THE OTHER HAND, THIS NOTE, THE INDENTURE OR ANY SECURITY DOCUMENT RELATED THERETO, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.”
(d)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(e)    Other. The following provisions shall also apply to transfers and exchanges of the Notes:
(1)    To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order (an “Authentication Order”) in accordance with Section 2.02 hereof or at the Registrar’s request.
(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05 hereof).
(3)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)    Neither the Registrar nor the Issuer will be required:

(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(7)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer or the Trustee may charge for their expenses in replacing a Note.
Every replacement Note is an obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.
If a Note is replaced pursuant to Section 2.07 hereof, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided, however, Notes held by the Trustee shall not be deemed to be outstanding for purposes of Section 3.07 hereof.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, in its capacity as Paying Agent, on a redemption date or Maturity Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Affiliate of the Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be considered as not outstanding.

Section 2.10    Temporary Notes.
Pending the preparation of Definitive Notes, the Issuer (and the Note Guarantor) may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
If temporary Notes are issued, the Issuer (and the Note Guarantor) shall cause Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuer for such purpose pursuant to Section 4.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer (and the Note Guarantor) shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
Section 2.11    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act and the Trustee). Certification of the disposal or cancellation of all cancelled Notes shall be delivered to the Issuer upon its written request therefor. The Issuer may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in its customary manner.
Section 2.12    Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall fix or cause to be fixed each such special record date and payment date. At least fifteen (15) days before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    Deposit of Moneys.
Subject to Section 3.05 hereof, prior to 11:00 a.m. (New York City time) on each date on which the principal of, premium, if any, and interest on the Notes are due, the Issuer shall deposit with the Trustee or Paying Agent in immediately available funds, money sufficient to make cash payments, if any, due on such date in a timely manner that permits the Trustee or the Paying Agent to remit payment to the Holders on such date.
Section 2.14    CUSIP Numbers.
The Issuer may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that, any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.15    Agreement to Subordinate the Notes.
The Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 2, to the prior payment in full of all

Issuer Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of and enforceable by holders of Issuer Senior Debt. The Indebtedness evidenced by the Notes shall in all respects rank pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer (other than Issuer Senior Debt) and will be senior in right of payment to all existing and future subordinated Indebtedness of the Issuer; and only Indebtedness that is Issuer Senior Debt shall rank senior to the Indebtedness evidenced by the Notes in accordance with the provisions set forth herein. All provisions of this Article 2 shall be subject to Section 2.25 hereof.
Section 2.16     Liquidation, Dissolution, Bankruptcy.
Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership of or similar proceeding relating to the Issuer or its property, in an assignment for the benefit of creditors or in any marshaling of the Issuer’s assets and liabilities:
(1)    holders of Issuer Senior Debt shall be entitled to receive payment in full in cash of such Issuer Senior Debt (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Issuer Senior Debt, whether or not a claim for such interest would be allowed) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes; and
(2)    until all Obligations with respect to the Issuer Senior Debt (as provided in clause (1) above) are paid in full in cash, any payment or distribution to which Holders of Notes would be entitled but for this Article 2 shall be made to holders of Issuer Senior Debt as their interests may appear.
Section 2.17    Default on Issuer Senior Debt.
(a)    The Issuer may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property until all principal and other Obligations with respect to the Issuer Senior Debt have been paid in full if:
(1)    a payment default on Issuer Senior Debt occurs and is continuing; or
(2)    any other default occurs and is continuing on any Issuer Senior Debt that permits the holders of such Issuer Senior Debt to accelerate its maturity, or otherwise demand its payment, and the Trustee receives a notice of such default (a “Notes Payment Blockage Notice”) from the Issuer or the holders of such Issuer Senior Debt.
(b)    The Issuer may and will resume payments or any distributions in respect of the Notes and may acquire them upon the earlier of:
(1)    in the case of a payment default, the date upon which such default is cured or waived, and
(2)    in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Notes Payment Blockage Notice is received, unless in the case of this clause (2), the maturity of any Issuer Senior Debt has been accelerated or demand for payment of such Issuer Senior Debt made, and such acceleration or demand for payment has not been waived or cancelled, if this Article 2 otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.
Section 2.18     Demand for Payment.
If payment of the Notes is accelerated because of an Event of Default, the Issuer or the Trustee will promptly notify holders of the Issuer Senior Debt, of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 2. If any Issuer Senior Debt is outstanding, the Issuer may not make a payment of the Notes until ten (10) Business Days after holders of such Issuer Senior Debt receive notice of such acceleration and, thereafter, may make a payment of any Obligations with respect to the Notes only if this Indenture and Federal law otherwise permits payment at that time.
Section 2.19     When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder of the Notes receives any payment of, or any distributions with respect to, any Obligations with respect to the Notes at a time when the payment is prohibited by Section 2.17 hereof and the Trustee or the Holder, as applicable, has actual knowledge that the payment is prohibited by Section 2.17 hereof, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered upon written request to, holders of Issuer Senior Debt as their interests may appear under the agreement, indenture or other document (if any) pursuant to which any Issuer Senior Debt may have been issued or incurred, for application to the payment of all Obligations with respect to Issuer Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Issuer Senior Debt.
Section 2.20    Subrogation.
After all Issuer Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated to the rights of the holders of Issuer Senior Debt to receive distributions applicable to such Issuer Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of such Issuer Senior Debt. A distribution made under this Article 2 to the holders of Issuer Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuer and Holders, a payment by the Issuer on the Notes.
Section 2.21     Relative Rights.
This Article 2 defines the relative rights of Holders of Notes and holders of Issuer Senior Debt. Nothing in this Indenture will:
(1)    impair, as between the Issuer and Holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium on, if any, and interest, if any, on, the Notes in accordance with their terms;
(2)    affect the relative rights of Holders of Notes and creditors of the Issuer other than their rights in relation to holders of Issuer Senior Debt; or
(3)    prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Issuer Senior Debt to receive distributions and payments otherwise payable to Holders of Notes and such other rights of holders of Issuer Senior Debt as set forth herein.
Section 2.22    Subordination May Not Be Impaired by the Issuer.
No right of the holders of Issuer Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.
Section 2.23    Rights of Trustee and Paying Agent.
Notwithstanding the provisions of this Article 2 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least three (3) Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 2. Only the Issuer or holders of Issuer Senior Debt may give the notice. Nothing in this Article 2 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.
Section 2.24    Article 2 Not to Prevent Events of Default or Limit Right to Demand Payment.
The failure of the Issuer to make a payment on the Notes by reason of any provision in this Article 2 shall not be construed as preventing the occurrence of a Default by the Issuer. Nothing in this Article 2 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on the Notes pursuant to this Article 2.
Section 2.25    Trust Moneys Not Subordinated.
Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article 8 or Article 12 hereof shall not be subordinated to the prior payment of any Issuer Senior Debt or subject to the restrictions set forth in this Article 2, and none of the Holders shall be obligated to pay over any such amount to the Issuer or holders of Issuer Senior Debt or any other creditor of the Issuer, provided that, the subordination provisions of this Article 2 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 or Article 12 hereof, as the case may be.
Section 2.26    Trustee Entitled to Rely.
Upon any payment or distribution of assets of the Issuer referred to in this Article 2, the Trustee and the Holders of Notes will be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 2.26 hereof are pending or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Issuer Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 2. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of the holders of Issuer Senior Debt to participate in any payment or distribution pursuant to this Article 2, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Issuer Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 2 and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 7.01 and Section 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 2.
Section 2.27    Trustee to Effectuate Subordination.
Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 2, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes.
Section 2.28    Trustee Not Fiduciary for Holders of Issuer Senior Debt.
The Trustee shall not be deemed to owe any fiduciary duty to the holders of Issuer Senior Debt and shall not be liable to any such holder if it shall mistakenly pay over or distribute to or on behalf of Holders or any other Person, money or assets to which holders of Issuer Senior Debt shall be entitled by virtue of this Article 2 or otherwise, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.
Section 2.29    Reliance by Holders of Senior Debt on Subordinated Provisions.
Each Holder, by accepting a Note, acknowledges and agrees that the provisions of Section 2.15 through Section 2.30 hereof are, and are intended to be, an inducement and a consideration to holders of Issuer Senior Debt, whether such Issuer Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Issuer Senior Debt and holders of such Issuer Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Issuer Senior Debt.
Without in any way limiting the generality of the foregoing paragraph, holders of Issuer Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 2 or the obligations hereunder of the Holders to holders of Issuer Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Issuer Senior Debt, or otherwise amend or supplement in any manner any Issuer Senior Debt, or any instrument evidencing the same or any agreement under which any Issuer Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Issuer Senior Debt; (iii) release any Person liable in any manner for the payment or collection of any Issuer Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.
Section 2.30    Amendments.
The provisions of Section 2.15 through Section 2.30 hereof may not be amended or modified without the written consent of holders of Issuer Senior Debt.

ARTICLE 3
REDEMPTION
Section 3.01    Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, the Issuer shall furnish to the Trustee, at least thirty (30) days but not more than sixty (60) days before a redemption date, an Officers’ Certificate setting forth (i) that the redemption shall occur pursuant to Section 3.07 hereof, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) that the redemption price shall equal one hundred percent (100%) of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest, if any, up to, but not including, the redemption date.
Section 3.02    Selection of Notes to be Redeemed.
If less than all of the Notes are to be redeemed pursuant to Section 3.07 hereof, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and such listing is known to the Trustee), or, if the Notes are not so listed, on a pro rata basis or by such other method that most nearly approximates a pro rata selection as the Trustee shall deem fair and appropriate and, in each case with respect to any Global Notes, the procedures of the Depositary.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in denominations of [$1.00]2 and integral multiples of [$1.00] in excess thereof (or if a PIK Payment has been made, in denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to a PIK Note or the portion of a Global Note constituting PIK Interest). Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
2 Discuss minimum denomination.
Section 3.03    Notice of Redemption.
At least thirty (30) days but not more than sixty (60) days before a redemption date , the Issuer shall mail a notice of redemption by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically) to the Trustee and each Holder whose Notes are to be redeemed at such Holder’s registered address.
The notice shall identify the Notes to be redeemed and shall state:
(1)    the redemption date;
(2)    the redemption price;
(3)    if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that, unless the Issuer defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;
(7)    the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(8)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the name of the Issuer and at the Issuer’s expense; provided that the Issuer shall deliver to the Trustee, at least fifteen (15) days (unless a shorter period is acceptable to the Trustee) prior to the date such notice is to be given, an Officers’ Certificate requesting that the Trustee give such notice and a copy of the notice to be provided to the Holders. The notice mailed or distributed electronically in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice by mail electronic distribution or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.
Notwithstanding the foregoing, notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to Article 12 hereof.
Section 3.04    Effect of Notice of Redemption.
Once notice of redemption has been mailed or distributed electronically to the Holders in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.03 hereof, the Issuer may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.
Section 3.05    Deposit of Redemption Price.
At or before 11:00 a.m. (New York City time) on the redemption date, the Issuer shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.
Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment, if the Issuer makes or deposits the redemption payment in accordance with this Section 3.05. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest should be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06    Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuer shall issue, and the Trustee shall authenticate for the Holder at the expense of the Issuer, a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that, each new Note will be in a principal amount of $[1.00] or an integral multiple of $[1.00] in excess thereof (or if a PIK Payment has been made, in denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to a PIK Note or the portion of a Global Note constituting PIK Interest). It is understood that, notwithstanding anything in this Indenture to the contrary, only an Issuer Order, and not an Opinion of Counsel or Officers’ Certificate, is required for the Trustee to authenticate such new Note.
Section 3.07    Optional Redemption.
The Notes shall be subject to redemption at the option of the Issuer, in whole or in part, at any time, at a price equal to one hundred percent (100%) of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest, if any, up to, but not including, the redemption date (subject to the rights of Holders of Notes on the relevant interest record date to receive interest on the relevant interest payment date).
Section 3.08    No Mandatory Redemption.
The Issuer shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes.
The Issuer shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. With respect to the initial interest period, the Issuer has, pursuant hereto, elected to pay 1.5% per annum of interest due for such period in the form of a PIK Payment (the “Initial PIK Election”). After the initial interest period, in the event that the Issuer shall determine to pay any interest in the form of a PIK Payment, the Issuer shall deliver to the Trustee and the Paying Agent (if other than the Trustee), with respect to each interest period subsequent to the initial interest period, no later than one (1) Business Day prior to the beginning of the relevant interest period, a notice (the “PIK Notice”) setting forth whether the Issuer has elected to pay any portion of the interest payment for such period in the form of a PIK Payment and, if so, the percentage of interest to be paid in the form of a PIK Payment. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of an election for any interest payment date, interest on the Notes shall be payable according to the method of payment set forth in the PIK Notice (excluding for this purpose, the Initial PIK Election) for the previous interest payment date, or notwithstanding the Initial PIK Election, if no prior PIK Notice was delivered to the Trustee for the previous interest payment date, the Issuer shall be deemed to have elected to pay interest due on such interest payment date in the form of a PIK Payment at the maximum percentage permitted hereunder and under the Notes.
Principal, premium, if any, and interest shall be considered paid on the date due:
(a)    if the Paying Agent, other than the Issuer or a Subsidiary, holds as of 11:00 a.m. Eastern Time on such date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due; or
(b)    only to the extent the Issuer has elected to pay any part of the interest then due in the form of a PIK Payment or PIK Notes, if on such date the Trustee has received (i) an Issuer Order, pursuant to Section 2.02 hereof, to increase the balance of any Global Note to reflect such PIK Payment or (ii) PIK Notes duly executed by the Issuer together with an Issuer Order, pursuant to Section 2.02 hereof, requesting the authentication of such PIK Notes by the Trustee.
Such Paying Agent shall return to the Issuer, no later than three (3) Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes.
To the extent lawful, the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal in cash at the rate equal to two percent (2%) per annum in excess of the then applicable interest rate on the Notes; the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful and in the same method of payment as the previous interest period.
In order for the Maturity Date to be the Extended Maturity Date, the Issuer shall deliver to the Trustee a Maturity Date Extension Notice no later than the earlier of (x) ten (10) Business Days prior to the Initial Maturity Date and (y) five (5) Business Days after the Funding Condition has been satisfied. Upon receiving such Maturity Date Extension Notice, the Trustee shall promptly deliver a corresponding notice to Holders. If the Maturity Date Extension Notice is not delivered within the time periods specified in the preceding sentence (whether or not the Funding Condition has been satisfied), the Maturity Date shall be the Initial Maturity Date.
Section 4.02    Maintenance of Office or Agency.
The Issuer shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that, no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
Section 4.03    Reports.
(a)    Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Issuer shall file with the Commission (and provide the Trustee and holders with copies thereof, without cost to each holder, within fifteen (15) days after it files them with the Commission),
(1)    within the time period specified in the Commission’s rules and regulations, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),
(2)    within the time period specified in the SEC’s rules and regulations, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),
(3)    promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and
(4)    any other information, documents and other reports which the Issuer would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;
provided, however, that the Issuer shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Issuer will make available such information to each prospective purchaser, market maker or securities analyst that provides its email address to the Issuer and certifies that it is a prospective purchaser, market maker (or intends to be a market maker) or securities analyst, as the case may be, of the Notes in addition to providing such information to the Trustee and the Holders, in each case within fifteen (15) days after the time the Issuer would be required to file such information with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act.
(b)    In addition, the Issuer will make such information available to prospective investors, market makers and securities analysts that request such information by providing their email address to the Issuer and certifying that they are a prospective purchaser, market maker (or intend to be a market maker) or securities analyst, as the case may be. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, market makers and securities analysts upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act.
Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this Section 4.03 shall be deemed satisfied by the posting of reports that would be required to be provided to the Trustee and the Holders on the Issuer’s public website.
(c)     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 4.04    Compliance Certificate.
(a)    The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate (provided that, one of the signatories to such Officers’ Certificate shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer) stating that, as to each such Officer signing such certificate, to the best of his or her knowledge, the Issuer and the Note Guarantor are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer or the Note Guarantor, as applicable, is taking or proposes to take with respect thereto).
(b)    So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.01(e) hereof, an Officers’ Certificate specifying such Default, Event of Default or other event of default and what action the Issuer is taking or proposes to take with respect thereto.
Section 4.05    Taxes.
The Issuer shall, and shall cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges or levies and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, levy or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP or (b) where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06    Stay, Extension and Usury Laws.
The Issuer (and the Note Guarantor) covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and the Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Existence.
Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its company existence, and the corporate, limited liability company, partnership or other existence of the Note Guarantor, in accordance with their respective organizational documents (as the same may be amended from time to time), and (ii) its (and the Note Guarantor’s) rights (charter and statutory), licenses and franchises; provided that the Issuer shall not be required to preserve any such right, license or franchise, (A) if the Board of Directors of the Issuer on behalf of the Issuer shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Note Guarantor taken as a whole and that the loss thereof is not adverse in any material respect to the Holders and (B) in connection with or related to the Paducah Transition or any ACP Termination.
Section 4.08    Limitation on Liens.
The Note Guarantor shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Note Guarantor, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.
Section 4.09    Repurchase Upon Change of Control.
Upon the occurrence of a Change of Control, the Issuer shall offer to repurchase all of the Notes then outstanding (the “Change of Control Offer”) at a purchase price equal to one hundred one percent (101%) of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”), provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to repurchase any Notes pursuant to this Section 4.09 in the event that the Issuer has previously or concurrently exercised its right to redeem such Notes in accordance with Section 3.07 of this Indenture.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.
Within thirty (30) days following any Change of Control, the Issuer shall commence the Change of Control Offer by mailing to the Trustee and each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state that:
(a)    the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment,
(b)    the purchase price and the purchase date, which shall be a Business Day no earlier than thirty (30) days nor later than (forty-five) 45 days from the date such notice is mailed (the “Change of Control Payment Date”),
(c)    that any Note not tendered for payment pursuant to the Change of Control Offer shall continue to accrue interest,
(d)    that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date,
(e)    that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date,
(f)    that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased,
(g)    that a Holder whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1.00 and any integral multiple of $1.00 in excess thereof,
(h)    the instructions that Holders must follow in order to tender their Notes, and
(i)    the circumstances and relevant facts regarding such Change of Control.
On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers’ Certificate stating that the Notes or portions thereof tendered to the Issuer are accepted for payment. The Paying Agent shall promptly deliver to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that, each such new Note will be in the principal amount of $1.00 and any integral multiple of $1.00 in excess thereof.
The Issuer shall announce to the Holders the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.09, the Trustee shall act as the Paying Agent.

The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
Section 4.10    Limitation on Transfers of Collateral.
(a)    The Note Guarantor shall not, and the Issuer shall not cause the Note Guarantor to, transfer any Collateral, unless the Liens on such transferred Collateral securing the Secured Obligations shall remain valid and perfected Liens securing such Secured Obligations, subject only to Permitted Liens, and junior in priority only to the Senior Priority Liens.
(b)    The limitations in Section 4.10(a) hereof shall not apply to:
(1)    the transfer of inventory and other assets in the ordinary course of business of the Note Guarantor;
(2)    the transfer of damaged, worn out or other obsolete property in the ordinary course of business, in each case so long as such property is no longer necessary for the proper conduct of the business of the Note Guarantor;
(3)    sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property (to the extent such items constitute Collateral) of the Note Guarantor to the extent that such licenses are granted in the ordinary course of business, do not prohibit the Note Guarantor from using the technologies licensed and do not require the Note Guarantor to pay any fees for any such use;
(4)    a transfer pursuant to any foreclosure of assets or other remedy provided by contract or applicable law by a creditor of the Note Guarantor with a Senior Priority Lien on such assets;
(5)    the lease or sublease of any real or personal property (i) in support of the operations or development of the American Centrifuge Project or development of another next generation enrichment technology or (ii) in the ordinary course of business of the Note Guarantor;
(6)    any transfer constituting a taking, condemnation or other eminent domain proceeding;
(7)    the granting of Liens not prohibited by the provisions of Section 4.08 hereof;
(8)    the exchange, loan, advance or other transfer of assets with, to or from the U.S. Department of Energy, customers and suppliers in the ordinary course of business of the Note Guarantor;
(9)    the transfer of cash by the Note Guarantor to the Issuer or to subsidiaries of the Issuer (i) for general corporate purposes of the Issuer, (ii) to make any payments with respect to the Notes or any Obligations under this Indenture, and (iii) in support of the operations or development of the American Centrifuge Project or development of another next generation enrichment technology; and
(10)    the transfer of non-cash assets by the Note Guarantor to the Issuer or to subsidiaries of the Issuer that is determined by the Issuer in good faith to be beneficial to the continued operations or development of the American Centrifuge Project or development of another next generation enrichment technology.
Section 4.11    Maintenance of Properties.
The Issuer shall, and shall cause each of its Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Issuer and the Subsidiaries taken as a whole; provided that nothing herein shall prevent the Issuer or any of the Subsidiaries from discontinuing any maintenance of any such properties or assets if (i) the Issuer determines that such discontinuance is desirable in the conduct of the business of the Issuer and the Subsidiaries taken as a whole or (ii) in connection with or related to the Paducah Transition or any ACP Termination.
Section 4.12    Maintenance of Insurance.

The Issuer shall, and shall cause each of its Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Issuer and the Subsidiaries operate.
ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of Substantially All Assets.
(a)    The Issuer shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Issuer and its Subsidiaries taken as a whole) in one or more related transactions to, any other Person, unless:
(1)    the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of the Issuer, pursuant to a supplemental indenture, under the Notes, this Indenture and the Security Documents; and
(3)    immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists.
(b)    The Note Guarantor may not consolidate with or merge with or into (whether or not the Note Guarantor is the surviving Person) another Person, whether or not affiliated with the Note Guarantor, unless:
(1)    either:
(a)    the Note Guarantor will be the surviving or continuing Person; or
(b)    the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Note Guarantor under the Guarantee, this Indenture and the Security Documents; and
(2)    immediately after giving effect to such transaction, no Default shall have occurred and be continuing.
The Issuer shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers’ Certificate to the foregoing effect, an Opinion of Counsel, stating that all conditions precedent to the proposed transaction provided for in this Indenture have been complied with.
For purposes of this Section 5.01, the transfer of all or substantially all of the properties and assets of one or more Subsidiaries in one or more related transaction to any other Person, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer to such Person. This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries.
Section 5.02    Successor Substituted.
In the event of any transaction (other than a lease or a transfer of less than all of the Issuer’s or the Note Guarantor’s assets, as applicable) contemplated by Section 5.01 hereof in which the Issuer or the Note Guarantor, as applicable, is not the surviving Person, the successor formed by such consolidation or into or with which the applicable Issuer or Note Guarantor is merged or to which such transfer is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Note Guarantor, as applicable, and the Issuer and the Note Guarantor, as applicable, shall be discharged from its Obligations under this Indenture, the Security Documents and the Notes with the same effect as if such successor Person had been named as the Issuer or Note Guarantor, as applicable, herein or therein. The Trustee shall have the right to require any such Person to ensure, by executing and delivering appropriate instruments and Opinions of Counsel, that the Trustee continues to hold a Lien on all Collateral for the benefit of the Trustee and the Holders.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
Each of the following is an “Event of Default”:
(a)    The Issuer defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of thirty (30) days;
(b)    The Issuer defaults in the payment of principal (or premium, if any) on any Note when the same becomes due and payable at the Maturity Date, upon redemption, by acceleration or otherwise;
(c)    the Issuer defaults in the performance of or breaches the provisions of Article 5;
(d)    either of the Issuer or the Note Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for sixty (60) days after written notice thereof has been given to the Issuer and Note Guarantor by the Trustee or to the Issuer and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the then outstanding Notes, such notice to state that it is a “Notice of Default” (other than a default referred to in clauses (a), (b) or (c) of this Section 6.01);
(e)    default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Issuer or any Subsidiary (or the payment of which is guaranteed by the Issuer or any Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (A) either (1) such default results from the failure to pay principal of or interest on such Indebtedness or (2) as a result of such default the maturity of such Indebtedness has been accelerated, and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the Maturity Date) has occurred, or the maturity of which has been so accelerated, exceeds $10,000,000 in the aggregate;
(f)    a final nonappealable judgment or judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court or courts of competent jurisdiction against the Issuer or any Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of sixty (60) days after entry, provided that, the aggregate of all such judgments exceeds $5,000,000;
(g)    any failure by the Note Guarantor to comply with (after giving effect to any applicable grace periods) any material agreement or covenant in, or material provision of, any Security Document or the Intercreditor Agreement;
(h)    the Issuer or the Note Guarantor:
(1)    commences a voluntary case pursuant to or within the meaning of any Bankruptcy Code,
(2)    consents to the entry of an order for relief against it in an involuntary case pursuant to or within the meaning of any Bankruptcy Code,
(3)    consents to the appointment of a Custodian of it or for all or substantially all of its property,
(4)    makes a general assignment for the benefit of its creditors, or
(5)    generally is not paying its debts as the same become due;
(i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Code:
(1)    for relief against the Issuer or the Note Guarantor in an involuntary case,

(2)    appointing a Custodian of the Issuer or the Note Guarantor or for all or substantially all of their property, or
(3)    ordering the liquidation of the Issuer or the Note Guarantor, and such order or decree remains unstayed and in effect for (sixty) 60 days; and
(j)    the Note Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee and such Default continues for ten (10) days.
The Issuer shall, upon becoming aware of any Default or Event of Default, deliver to the Trustee a notice specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.
Section 6.02    Acceleration.
Subject to the terms of the Intercreditor Agreement, if an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i) hereof) occurs and is continuing, the Trustee by written notice to the Issuer, or the Holders of at least twenty-five percent (25%) in principal amount of the then outstanding Notes by written notice to the Issuer and the Trustee, may declare the unpaid principal of and any accrued and unpaid interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or (i) hereof occurs, with respect to the Issuer or the Note Guarantor, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults.
Holders of a majority of the aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree except a continuing Default or Event of Default in the payment of interest on, or the principal of, any Note or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
In the event of an Event of Default arising from Section 6.01(e) hereof, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if prior to twenty (20) days after such Event of Default arose, the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness that is the basis of such Event of Default has been discharged or (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis of such Event of Default has been cured.
Section 6.05    Control by Majority.
Subject to the Intercreditor Agreement and the Security Documents, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Intercreditor Agreement or the Security Documents that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.
Section 6.06    Limitation on Suits.

Subject to the Intercreditor Agreement and the Security Documents, a Holder may pursue a remedy with respect to this Indenture, the Notes or the Security Documents only if:
(a)    the Holder gives to the Trustee written notice of a continuing Event of Default;
(b)    the Holders of at least twenty-five percent (25%) in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)    such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(d)    the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and
(e)    during such sixty (60)-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.07    Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture or the Security Documents upon any property subject to such Lien.
Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest on overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee may File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor under the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities.

Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;
Third: without duplication, to Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and
Fourth: to the Issuer or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders.
Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent (10%) in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.
(2)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, in the case of certificates specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    This paragraph does not limit the effect of paragraph (b) of this Section 7.01.
(2)    The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(3)    The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)    The Trustee is hereby authorized and directed to enter into the Intercreditor Agreement upon execution thereof by the other parties thereto.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, provided that no Officers’ Certificate shall be required in connection with instructions to act or refrain from acting provided by the Holders pursuant to Article 6. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through agents and shall not be responsible for the misconduct or negligence of, or for the supervision of, any agent appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture or the Security Documents, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer, on behalf of the Issuer.
(f)    Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuer’s covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a), (b) and 4.01 hereof, or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification from the Issuer or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the then outstanding Notes.
(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(h)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur not liability or additional liability of any kind by reason of such inquiry or investigation.
(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Collateral Agent), and each agent, custodian and other Person employed to act hereunder.
(j)    The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(k)    In no event shall the Trustee be responsible or liable for special, indirect, punitive, exemplary or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)    The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes, makes loans to, accept deposits from and perform services for the Issuer or its Affiliates and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within (ninety) 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.10 and Section 7.11 hereof.
Section 7.04    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents, the Notes or as to the adequacy of the security for the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee makes no representation as to the validity, value or condition of any property covered or intended to be covered by the Lien of the Security Documents or any part thereof or as to title of the Issuer thereto or as to the security afforded by the Security Documents or hereby.
Section 7.05    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if the Trustee has knowledge thereof (within the meaning of Section 7.02(f) hereof), the Trustee shall mail to the Holders a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06    Reports by Trustee to Holders.
Within sixty (60) days after each [__] beginning with the [__] following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve (12) months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).
Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or any delisting thereof.
Section 7.07    Compensation and Indemnity.
The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Issuer and the Trustee may from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel, except such disbursements, advances and expenses as shall be determined to have been caused by its own negligence or willful misconduct.
Except as set forth below, the Issuer shall indemnify the Trustee and its officers, directors and employees against any and all losses, liabilities, claims, damages or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including the costs and expenses of enforcing this Indenture or the Security Documents against the Issuer and defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim of which it has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. In the event that, in the reasonable opinion of the Trustee, a conflict of interest or conflicting defenses would arise in connection with the representation of the Issuer and the Trustee by the same counsel, the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.
To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that money or property held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Code.
The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.
Section 7.08    Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.10 hereof;
(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;
(c)    a Custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least ten percent (10%) in principal amount of the then outstanding Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee after written request by any Holder who has been a Holder for at least six (6) months fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. Upon payment of its charges hereunder, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee, and the Issuer shall pay to any such replaced or removed Trustee all amounts owed under Section 7.07 hereof upon such replacement or removal.
Section 7.09    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation without any further act shall be the successor Trustee.
Section 7.10    Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to TIA Section 310(b); provided that, there shall be excluded from the operations of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
Section 7.11    Preferential Collection of Claims Against Issuer.
The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuer, as obligor on the Notes.
Section 7.12    Electronic Communication.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods. If the Issuer elects to provide the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon, and compliance with, such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may elect at any time to have Section 8.02 or Section 8.03 hereof, at the Issuer’s option, applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance and Discharge.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, except as set forth below, the Issuer and the Note Guarantor shall be deemed to have been discharged from their respective Obligations with respect to all outstanding Notes and the Guarantee on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). Following such Legal Defeasance, (a) the Issuer shall be deemed to have paid and discharged the entire indebtedness outstanding hereunder, and this Indenture shall cease to be of further effect as to all outstanding Notes and Guarantee, (b) the

Issuer and the Note Guarantor shall be deemed to have satisfied all other of their respective obligations under the Notes, the Guarantee, this Indenture and the Security Documents (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:
(1)    the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust described in Section 8.05 hereof;
(2)    the Issuer’s obligations under Sections 2.04, 2.06, 2.07, 2.10, 4.02, 8.05, 8.06 and 8.07 hereof; and
(3)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Note Guarantor’s obligations in connection therewith.
Subject to compliance with the provisions of this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03    Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Note Guarantor shall be released from their respective obligations under the covenants contained in Sections 4.03, 4.04, and 4.08 through 4.12 hereof, and Article 5 on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. Following such Covenant Defeasance, (a) neither the Issuer nor the Note Guarantor need comply with, and none of them shall have any liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture, the Notes and the Guarantee shall be unaffected thereby, and (b) Sections 6.01(c) through (g) and (j) hereof shall not constitute Events of Default with respect to the Notes.
Section 8.04    Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to the application of either Section 8.02 or Section 8.03 hereof to the outstanding Notes:
(a)    the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Maturity Date or on the applicable redemption date, as the case may be, and the Issuer shall specify whether the Notes are being defeased to the Maturity Date or to a particular redemption date;
(b)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
(e)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of the Subsidiaries is a party or by which the Issuer or any of the Subsidiaries is bound;

(f)    the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(g)    the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating, subject to certain factual assumptions and bankruptcy and insolvency exceptions, that all conditions precedent provided for in this Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05    Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.
Section 8.06    Repayment to the Issuer.
(a)    The Trustee or the Paying Agent shall deliver or pay to the Issuer from time to time upon the request of the Issuer any cash or U.S. Government Obligations held by it as provided in Section 8.04 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(g) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
(b)    Subject to any applicable unclaimed property laws, any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two (2) years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that, the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the ninety-first (91st) day after the date of deposit pursuant to Section 8.02 or Section 8.03 hereof which event would constitute an Event of Default under Section 6.01(h) or (i) hereof had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then the Issuer’s and the Note Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENTS
Section 9.01    Without Consent of Holders.

The Issuer, the Note Guarantor, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Security Documents and the Intercreditor Agreement, without the consent of any Holder:
(a)    to cure any ambiguity, omission, defect or inconsistency;
(b)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(c)    to comply with Article 5;
(d)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder under this Indenture or under the Notes;
(e)    to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;
(f)    to conform and evidence the release, termination or discharge of the Guarantee as permitted by this Indenture;
(g)    in the event that PIK Notes are issued in certificated form, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes;
(h)    to allow the Note Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes in accordance with the terms of this Indenture;
(i)    to add security to or for the benefit of the Notes and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or to conform and evidence the release, termination or discharge of the Lien securing the Secured Obligations when such release, termination or discharge is permitted by this Indenture and the Security Documents or as required by the Intercreditor Agreement;
(j)    to modify the Security Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors not prohibited by the provisions of this Indenture;
(k)    to comply with the requirements of the Trustee and the Depositary (including its nominees) with respect to transfers of beneficial interests in the Notes.
No amendment of, or supplement or waiver to, this Indenture, the Notes or the Security Documents shall be permitted to be effected which is in violation of or inconsistent with the terms of the Intercreditor Agreement. No amendment of, or supplement to, the Intercreditor Agreement shall be permitted to be effected without the consent of the Collateral Agent and of any Representative for any Designated Senior Claims as may be required thereunder.
Upon the request of the Issuer, accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.06 hereof required or requested by the Trustee, the Trustee shall join with the Issuer in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02    With Consent of Holders.
(a)    Except as provided below in this Section 9.02, the Issuer, the Note Guarantor (to the extent any amendment or supplement relates to the Guarantee) and the Trustee may amend or supplement this Indenture (including the Guarantee), the Notes, the Security Documents or the Intercreditor Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture (including the Guarantee), the Notes, the Security Documents or the Intercreditor Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
(b)    Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Note Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
(c)    It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
(d)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
(e)    Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal of, or the premium (including, without limitation, redemption premium) on, or change the fixed maturity of any Note or alter the provisions with respect to the payment on redemption of the Notes; or alter the price at which repurchases of the Notes may be made pursuant to Section 4.09 after a Change of Control has occurred;
(3)    reduce the rate of or change the time for payment of interest on any Note;
(4)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(5)    make any Note payable in money other than that stated in the Notes;
(6)    make any change in Section 6.04 or Section 6.07 hereof or in this Section 9.02;
(7)    waive a redemption payment with respect to any Note in a redemption made pursuant to Article 3; or
(8)    adversely affect the contractual ranking of the Notes or Guarantee or make any change to any subordination provisions of this Indenture that adversely affects the rights of any Holder of Notes.
(f)    Unless otherwise provided in this Indenture, without the consent of the Holders of not less than 66⅔% in aggregate principal amount of the Notes at the time outstanding, the Issuer, the Note Guarantor and the Trustee may not amend or supplement the Security Documents to release Collateral from the Liens created by the Security Documents if the Fair Market Value of such Collateral exceeds $5,000,000.
Section 9.03    Compliance with Trust Indenture Act.
If, at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.
Section 9.04    Revocation and Effect of Consents.
Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
The Issuer may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of thirty (30) days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Issuer shall designate.
Section 9.05    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.
Section 9.06    Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and shall be provided with and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith and therewith, and that it shall be valid and binding upon the Issuer in accordance with its terms. The Issuer may not sign an amendment or supplemental indenture until the Board of Directors of the Issuer approves it.
ARTICLE 10
COLLATERAL AND SECURITY
Section 10.01    Security Documents.
The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at the Maturity Date, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, by the Note Guarantor pursuant to its Guarantee, and the payment and performance of all other Obligations of the the Note Guarantor under this Indenture and the Security Documents (the “Secured Obligations”), shall be secured as provided in the Security Documents, which the Note Guarantor has entered into simultaneously with the execution of this Indenture and will be secured as provided in the Security Documents hereafter determined as required or permitted by this Indenture.
Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture, the Intercreditor Agreement and the Security Documents to which it is a party and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent hereunder shall have only such duties and responsibilities as are explicitly set forth herein, in the Intercreditor Agreement and in the respective Security Documents and no others; provided that the Collateral Agent hereunder shall only take action with respect to or under the Security Documents in accordance with the written instructions of the Trustee acting on behalf of the Holders, and shall apply any proceeds from the enforcement of any security as set forth therein subject in all cases to the Intercreditor Agreement. The provisions of Article 7 hereof relating to the Trustee acting in such capacity shall apply to the Collateral Agent hereunder to the extent applicable. In addition, the Issuer and the Note Guarantor, jointly and severally, hereby agree to indemnify the Collateral Agent hereunder on the same basis as their indemnity to the Trustee in Article 7 hereof with respect to actions taken or not taken by it in accordance with this Indenture and the Security Documents.
The Note Guarantor shall do or cause to be done, and the Issuer shall cause the Note Guarantor to do or cause to be done, all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents or the Intercreditor Agreement, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of the Secured Obligations secured hereby, according to the intent and purposes herein and therein expressed. The Note Guarantor shall, and the Issuer shall cause the Note Guarantor to, take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Secured Obligations, valid and enforceable, perfected (except as expressly provided herein or in the Security Documents) Liens in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than Permitted Liens as provided herein and therein; provided that, the Collateral Agent’s Lien securing the Secured Obligations shall be subordinated to the extent and pursuant to the terms of this Indenture and, if applicable, the Intercreditor Agreement.
Section 10.02    [Reserved].
Section 10.03    Opinions.
The Issuer shall furnish or cause to be furnished to the Trustee within three (3) months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting the details of such action, subject to customary assumptions and exclusions or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such liens during the next year, subject to customary assumptions and exclusions.
Section 10.04    Release of Collateral.
(a)    Subject to compliance with Section 10.05 hereof, Collateral shall be released from the Liens created by the Security Documents and the rights of the Holders of such Secured Obligations to the benefits and proceeds of the Liens on the Collateral, and the obligations of the Note Guarantor under the Security Documents, will automatically terminate and be discharged:
(1)    upon payment in full of the Notes and all other Obligations under this Indenture, the Notes and the Security Documents then due and owing,
(2)    upon the sale, transfer, exchange or other disposition of such Collateral made in accordance with Section 4.10,
(3)    pursuant to an amendment or waiver in accordance with Article 9 hereof,
(4)    as required pursuant to the terms of the Intercreditor Agreement,
(5)    upon satisfaction and discharge of the Notes pursuant to Article 12 hereof or upon a Legal Defeasance or Covenant Defeasance; or
(6)    other than with respect to the Unconditional Interest Claim, upon (A) the involuntary termination by the PBGC of any of the qualified pension plans of the Issuer or the Note Guarantor, (B) the cessation of funding prior to completion of the RD&D Program or (C) both an ACP Termination and either (1) the efforts by the Issuer to commercialize another next generation enrichment technology funded at least in part by new capital provided or to be provided by the Note Guarantor have been terminated or are no longer being pursued or (2) the attainment of capital necessary to commercialize another next generation enrichment technology with respect to which the Issuer is involved which does not include new capital provided or to be provided by the Note Guarantor (each of clauses (A), (B) and (C), a “Termination Event”;
Upon release of the Collateral, or any portion thereof, from the Subordinated Liens, in each case in accordance with Section 10.04(a)(2), all rights, title and interest of the Collateral Agent therein shall thereupon cease and, at the written request of the Note Guarantor and at the cost and expense the Note Guarantor, the Collateral Agent (i) shall execute such instruments as the Note Guarantor may reasonably request to evidence such release of record and (ii) if the Collateral so released is in possession of the Collateral Agent, the Collateral Agent shall deliver such Collateral to the Note Guarantor as directed in such written request. Upon release of the Collateral, or any portion thereof, from the Subordinated Liens in accordance with this Section 10.04 (other than Section 10.04(a)(2)) , the Trustee shall not direct the Collateral Agent to release any Subordinated Lien on any Collateral unless and until the Trustee shall have received an Officers’ Certificate certifying that all conditions precedent hereunder have been met and such other documents required by Section 10.05 hereof. Upon compliance with the above provisions, the Trustee shall direct the Collateral Agent to, at the request and expense of the Issuer, execute and deliver the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

(b)    The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Security Documents if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Security Documents.
Section 10.05    Certificates of the Issuer.
The Issuer shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Section 7.01 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuer, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA Section 314(d). Notwithstanding anything to the contrary in this Section 10.05, the Issuer will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of the TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral, including in connection with the sale, transfer, exchange or other disposition of inventory by, or of damaged, worn out or other obsolete property of, the Note Guarantor in the ordinary course of business.
Section 10.06    Certificates to the Trustee.
In the event that the Note Guarantor wishes to release Collateral in accordance with the Security Documents, the Issuer or the Note Guarantor shall deliver to Trustee the certificates required by Section 10.04 and Section 10.05 hereof, together with an Opinion of Counsel stating that such documents satisfy the documentary requirements of TIA Section 314(d), in connection with such release and, based on such determination, will deliver a certificate to the Collateral Agent setting forth such determination.
Section 10.07    Authorization of Actions to be Taken by Trustee Under Security Documents.
Subject to the terms of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take or direct the Collateral Agent to take all actions the Trustee deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Secured Obligations of the Note Guarantor. Subject to the terms of the Intercreditor Agreement, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).
Section 10.08    Authorization of Receipt of Funds by Trustee Under Security Documents.
The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and, subject to the Intercreditor Agreement, to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.
Section 10.09    Collateral Agent.
(a)    The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.
(b)    Subject to Section 7.01 hereof, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Subordinated Lien, or for any defect or deficiency as to any such matters or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Subordinated Liens or Security Documents or any delay in doing so.

(c)    The Collateral Agent (subject to the terms of the Intercreditor Agreement) will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture).
(d)    The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Subordinated Liens or Security Documents.
(e)    In acting as Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.
(f)    The Holders of Notes agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents
Section 10.10    Relative Rights; Intercreditor Agreement.
The Issuer and the Note Guarantor each agree, and each Holder by accepting a Note agrees, that notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Secured Obligations or any Secured Priority Liens securing the Designated Senior Claims, and notwithstanding any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, any such Liens, the security interest in the Collateral securing the Secured Obligations shall be junior in priority to all Liens securing any Designated Senior Claims. The foregoing lien subordination is for the benefit of and enforceable by holders of Designated Senior Claims. If requested by the holder of any Designated Senior Claim or a representative of such a holder, the Trustee shall executed the Intercreditor Agreement. The Intercreditor Agreement defines the relative rights of holders of the Subordinated Liens and the holders of the Senior Priority Liens that will exist upon execution of the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, in the Notes or in any Security Documents, upon execution of the Intercreditor Agreement, any Subordinated Liens securing the Secured Obligations, and the exercise of any right or remedy with respect thereto, will be subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of, on the one hand, the Intercreditor Agreement and, on the other hand, any Note, this Indenture or any Security Document, upon execution of the Intercreditor Agreement the terms of the Intercreditor Agreement shall govern and control. Each Holder, by its acceptance of any Note, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement and each Holder by its acceptance of any Note hereby directs, and the Trustee and Collateral Agent shall and are hereby authorized, to enter into the Intercreditor Agreement. Each Holder by its acceptance of the Notes agrees that it will be bound by, and will take no action contrary to, the provisions of the Intercreditor Agreement. The foregoing provisions are intended as an inducement to the present and future holders of the Designated Senior Claims and such holders are intended third party beneficiaries of the Intercreditor Agreement. Each Note and each Security Document shall bear a conspicuous legend that the Liens securing the Secured Obligations under this Indenture, and rights and remedies related thereto, are subordinated pursuant to the terms of the Intercreditor Agreement, in each case in the manner set forth therein.
ARTICLE 11
GUARANTEES
Section 11.01    Guarantee.
Subject to this Article 11, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Note Guarantor, hereby unconditionally guarantees (such guarantee, the “Guarantee”) to each Holder and the Trustee irrespective of the validity or enforceability of this Indenture, the Notes, the Security Documents or the Obligations of the Issuer hereunder or thereunder: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes, whether at the Maturity Date or on an interest payment date, by acceleration, call for redemption or otherwise; (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful; (iii) the due and punctual payment and performance of all other Obligations of the Issuer under the Notes, this Indenture and the Security Documents, all in accordance with the terms set forth herein and in the Notes and the Security Documents; and (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations hereunder or under the Notes or the Security Documents, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise.
The Note Guarantor hereby agrees that, subject to this Article 11, (i) its obligations hereunder shall be unconditional irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents or the Obligations of the Issuer hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any releases of Collateral, any amendment of this Indenture, the Notes or the

Security Documents, any delays in obtaining or realizing upon or failures to obtain or realize upon Collateral, the recovery of any judgment against the Issuer or any of the Subsidiaries, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of the Note Guarantor and (ii) the Guarantee will not be discharged except by complete payment and performance of the Obligations of the Issuer under the Notes, this Indenture and the Security Documents or as otherwise provided in Section 11.07 hereof.
The Note Guarantor hereby agrees that it shall not be entitled to and irrevocably waives (to the extent lawful) (i) diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and (ii) any claim or other rights that it may now or hereafter acquire against the Issuer that arise from the existence or performance of its Obligations under its Guarantee, including, without limitation, any right to participate in any claim or remedy of a Holder against the Issuer or any Collateral that a Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, and including, without limitation, the right to take or receive from the Issuer or any of the Subsidiaries, directly or indirectly, in cash or other property, by setoff or in any other manner, payment or security on account of such claim or other rights.
If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or the Note Guarantor, trustee, liquidator, or other similar official acting in relation to either the Issuer or the Note Guarantor, any amount paid by the Issuer or the Note Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect; provided that, following the occurrence of a Termination Event, the Guarantee shall only be reinstated to the extent of the Unconditional Interest Guarantee.
The Note Guarantor agrees that, as between the Note Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuer of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in Section 6.02 hereof, those Obligations (whether or not due and payable) will forthwith become due and payable by the Note Guarantor for the purpose of the Guarantee.
The obligations of the Note Guarantor under its Guarantee, this Indenture and the Security Documents are not obligations of, or guaranteed as to principal or interest by, the United States of America.
Section 11.02    Execution and Delivery of Guarantee.
To evidence its Guarantee set forth in Section 11.01 hereof, the Note Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B hereto will be endorsed by an Officer of the Note Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of the Guarantor by one of its Officers. The Note Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
If an Officer whose signature is on the Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Note Guarantor. Neither the Issuer nor the Note Guarantor shall be required to make a notation on the Notes to reflect the Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of the Guarantee.
Section 11.03    Limitation on Note Guarantor’s Liability.
The Note Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by the Note Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Trustee, the Holders and the Note Guarantor hereby irrevocably agree that the Obligations of the Note Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Note Guarantor, result in the Obligations of the Note Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law or render the Note Guarantor insolvent.

Section 11.04    Rights Under the Guarantee.
(a)    No payment by the Note Guarantor pursuant to the provisions hereof shall entitle the Note Guarantor to any payment out of any Collateral or give rise to any claim of the Note Guarantor against the Trustee or any Holder.
(b)    The Note Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on the Guarantee.
(c)    No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Note Guarantor of its obligations hereunder and other than (except with respect to the Unconditional Interest Claim) the occurrence of a Termination Event) that the Note Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to the Note Guarantor.
(d)    The Note Guarantor shall pay all reasonable costs and expenses (including all reasonable attorneys’ fees), that may be incurred by the Trustee in enforcing or attempting to enforce the Guarantee.
Section 11.05    Guaranty of Payment Not Collection.
The Obligations of the Note Guarantor hereunder shall constitute a guaranty of payment when due and not a guaranty of collection. The Note Guarantor agrees that its Obligations hereunder are independent of the Obligations of the Issuer, and that a separate action may be brought against it, whether such action is brought against the Issuer or whether the Issuer is joined in such action. The Note Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Issuer, or the enforcement of any lien or realization upon any security the Collateral Agent or the Trustee may at any time possess. The Note Guarantor agrees that any release that may be given by the Collateral Agent, Trustee or the Holders to the Issuer shall not release the Note Guarantor.
Section 11.06    No Subrogation.
Notwithstanding any payment or payments made by the Note Guarantor hereunder, the Note Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Note Guarantor’s Obligations under its Guarantee, nor shall the Note Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer in respect of payments made by the Note Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer under the Notes and the Issuer’s Obligations thereunder and hereunder are paid in full. If any amount shall be paid to the Note Guarantor on account of such subrogation rights at any time when the Notes and the Issuer’s Obligations thereunder and hereunder shall not have been paid in full, such amount shall be held by the Note Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Note Guarantor, and shall, forthwith upon receipt by the Note Guarantor, be turned over to the Trustee in the exact form received by the Note Guarantor (duly indorsed by the Note Guarantor to the Trustee, if required), to be applied against the Note Guarantor’s Obligations under its Guarantee.
Section 11.07    Release of the Note Guarantor
The Note Guarantor will be automatically and unconditionally released and discharged from all of its Obligations under its Guarantee of the Notes and this Indenture (i) in connection with a Legal Defeasance or Covenant Defeasance of this Indenture in accordance with Article 8 hereof or upon satisfaction and discharge of this Indenture in accordance with Article 12 hereof or (ii) other than with respect to the Unconditional Interest Guarantee, upon the occurrence of a Termination Event.
Section 11.08    Agreement to Subordinate the Guarantee.
The Note Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of the Note Guarantor under its Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Designated Senior Claims (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and that the subordination is for the benefit of and enforceable by the holders of such Designated Senior Claims. The Note Guarantor’s obligations under its Guarantee shall in all respects rank pari passu in right of payment with all existing and future unsubordinated Indebtedness (other than Designated Senior Claims) of the Note Guarantor, and will be senior in right of payment to all existing and future subordinated Indebtedness of the Note Guarantor; and only Indebtedness of the Note Guarantor that is Designated Senior Claims shall rank senior to the obligations of the Note Guarantor under its Guarantee in accordance with the provisions set forth herein. All provisions of this Article 11 shall be subject to Section 11.19 hereof.

Section 11.09    Liquidation, Dissolution, Bankruptcy.
Upon any payment or distribution of the assets of the Note Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Note Guarantor or in a bankruptcy, reorganization, insolvency, receivership of or similar proceeding relating to the Note Guarantor or its property in an assignment for the benefit of creditors or in any marshaling of the Note Guarantor’s assets and liabilities:
(a)    the holders of Designated Senior Claims of the Note Guarantor shall be entitled to receive payment in full in cash of such Designated Senior Claims (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Designated Senior Claims, whether or not a claim for such interest would be allowed) before Holders of the Notes shall be entitled to receive any payment with respect to the Note Guarantor’s Guarantee; and
(b)    until all Obligations with respect to the Designated Senior Claims of the Note Guarantor (as provided in clause (a) above) are paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for this Article 11 shall be made to holders of such Designated Senior Claims as their interests may appear.
Section 11.10    Default on Designated Senior Claims of the Note Guarantor.
(a)    The Note Guarantor may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Note Guarantor’s Guarantee and may not acquire from the Trustee or any Holder any Notes for cash or property until all principal and other Obligations with respect to the Designated Senior Claims have been paid in full if (1) a payment default on Designated Senior Claims occurs and is continuing; or (2) any other default occurs and is continuing on any Designated Senior Claims that permits holders of such Designated Senior Claims to accelerate its maturity, or otherwise demand its payment, and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Issuer or the Note Guarantor or the Representative of any Designated Senior Claims. For purposes of this Article 11 of this Indenture, the existence of an Outstanding Government Claim shall constitute a payment default with respect to any Claims within the meaning of clause (v) of the definition of Designated Senior Claims.
(b)    The Note Guarantor may and will resume payments on any distributions in respect of such Note Guarantor’s Guarantee and may acquire them upon the earlier of:
(1)    in the case of a payment default, upon the date upon which such default is cured or waived, and
(2)    in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless, in the case of this clause (2), the maturity of any Designated Senior Claim has been accelerated or demand for payment of such Designated Senior Claim made, and such acceleration or demand for payment has not been waived or cancelled;
if this Article 11 otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.
Section 11.11    Demand for Payment.
If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on the Note Guarantor pursuant to this Article 11, the Issuer, the Trustee or the Note Guarantor shall promptly notify the holders of the Designated Senior Claims or the Representative of such Designated Senior Claims of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 11. If any Designated Senior Claim is outstanding, the Note Guarantor may not pay its Guarantee until ten (10) Business Days after the Representatives of all the issuers of such Designated Senior Claim receive notice of such acceleration and, thereafter, may pay its Guarantee only if this Indenture and Federal law otherwise permits payment at that time.
Section 11.12    When Distribution Must Be Paid Over.
In the event that the Trustee or any Holder of the Notes receives any payment of, or any distributions with respect to, any Obligations with respect to the Note Guarantor’s Guarantee at a time when the payment is prohibited by Section 11.10 hereof and the Trustee or the Holder, as applicable, has actual knowledge that the payment is prohibited by Section 11.10 hereof, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Designated Senior Claims as their interests may appear or their Representative under the agreement, indenture or other document (if any) pursuant to which Designated Senior Claims may have been issued or incurred, as the case may be, as their respective interests may appear, for application to the payment of all Obligations with respect to Designated Senior Claims remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Designated Senior Claims.
Section 11.13    Subrogation.
After all Designated Senior Claims are paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Designated Senior Claims to receive distributions applicable to such Designated Senior Claims to the extent that distributions otherwise payable to Holders of Notes under the Note Guarantor’s Guarantee have been applied to the payment of Designated Senior Claims. A distribution made under this Article 11 to holders of such Designated Senior Claims which otherwise would have been made to Holders is not, as between the Note Guarantor and Holders, a payment by the Note Guarantor on the Guarantee.
Section 11.14    Relative Rights.
This Article 11 defines the relative rights of Holders and holders of Designated Senior Claims of the Note Guarantor. Subject to the Intercreditor Agreement, nothing in this Indenture shall:
(a)    impair, as between the Note Guarantor and Holders, the obligation of the Note Guarantor, which is absolute and unconditional, to make payments under its Guarantee in accordance with its terms;
(b)    prevent the Trustee or any Holder from exercising its available remedies upon a default by the Note Guarantor under its obligations with respect to its Guarantee, subject to the rights of holders of Designated Senior Claims of the Note Guarantor to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Designated Senior Claims as set forth herein; or
(c)    affect the relative rights of Holders and creditors of the Note Guarantor other than their rights in relation to holders of Designated Senior Claims.
Section 11.15    Subordination May Not Be Impaired by the Note Guarantor.
No right of any holder of Designated Senior Claims of the Note Guarantor to enforce the subordination of the obligations of the Note Guarantor under its Guarantee shall be impaired by any act or failure to act by the Note Guarantor or by its failure to comply with this Indenture.
Section 11.16    Rights of Trustee and Paying Agent.
Notwithstanding Section 11.10 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than three (3) Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice that payments may not be made under this Article 11. Only the Issuer, the Note Guarantor or a Representative or a holder of Designated Senior Claims shall be entitled to give the notice; provided, however, that, if any Designated Senior Claim has a Representative, only the Representative shall be entitled to give the notice.
Section 11.17    Distribution or Notice to Representative.
Whenever a distribution is to be made or a notice given to holders of any Designated Senior Claim of the Note Guarantor, the distribution may be made and the notice given to their Representative, if any.
Section 11.18    Article 11 Not to Prevent Events of Default or Limit Right to Demand Payment.
The failure of the Note Guarantor to make a payment pursuant its Guarantee by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a default by the Note Guarantor under its Guarantee. Nothing in this Article 11 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on the Note Guarantor pursuant to this Article 11.
Section 11.19    Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article 8 or Article 12 hereof shall not be subordinated to the prior payment of any Designated Senior Claim of the Note Guarantor or subject to the restrictions set forth in this Article 11, and none of the Holders shall be obligated to pay over any such amount to the Note Guarantor or any holder of any Designated Senior Claim of the Note Guarantor or any other creditor of the Note Guarantor, provided that, the subordination provisions of this Article 11 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 or Article 12 hereof, as the case may be.
Section 11.20    Trustee Entitled to Rely.
Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.09 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Designated Senior Claims of the Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Designated Senior Claims of the Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Claims of the Note Guarantor to participate in any payment or distribution pursuant to this Article 11, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Designated Senior Claim held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 7.01 and Section 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.
Section 11.21    Trustee to Effectuate Subordination.
A Holder, by its acceptance of a Note, agrees to be bound by this Article 11 and authorizes and expressly directs the Trustee, on such Holder’s behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Designated Senior Claims of the Note Guarantor as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.
Section 11.22    Trustee Not Fiduciary for Holders of Designated Senior Claims of the Note Guarantor.
The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Designated Senior Claims of the Note Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of Holders or the Note Guarantor or any other Person, money or assets to which any holders of any Designated Senior Claims of the Note Guarantor shall be entitled by virtue of this Article 11 or otherwise, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.
Section 11.23    Reliance by Holders of Designated Senior Claims of the Note Guarantor on Subordinated Provisions.
Each Holder, by accepting a Note, acknowledges and agrees that the provisions of Section 11.08 through Section 11.24 hereof are, and are intended to be, an inducement and a consideration to each holder of any Designated Senior Claim of the Note Guarantor, whether such Designated Senior Claim was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Designated Senior Claim and such holder of such Designated Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated Senior Claim.
Without in any way limiting the generality of the foregoing paragraph, the holders of Designated Senior Claims of the Note Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of the Designated Senior Claims of the Note Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Designated Senior Claim of the Note Guarantor, or otherwise amend or supplement in any manner any Designated Senior Claim of the Note Guarantor, or any instrument evidencing the same or any agreement under which any Designated Senior Claim of the Note Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Designated Senior Claim of the Note Guarantor; (iii) release any Person liable in any manner for the payment or collection of any Designated Senior Claim of the Note Guarantor; and (iv) exercise or refrain from exercising any rights against the Note Guarantor and any other Person.
Section 11.24    Amendments.
The provisions of Section 11.08 through Section 11.24 hereof may not be amended or modified without the written consent of holders of all Designated Senior Claims.
ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01    Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, except that the Issuer’s and the Note Guarantor’s obligations under Section 7.07 hereof and the Trustee’s and the Paying Agent’s obligations under Section 8.06 and Section 8.07 hereof shall survive, when:
(1)    either:
(a)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(b)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one (1) year and the Issuer or the Note Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and interest, if any, to the Maturity Date of or redemption date;
(2)    in respect of subclause (b) of clause (1) of this Section 12.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or the Note Guarantor is a party or by which the Issuer or the Note Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);
(3)    the Issuer or the Note Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(4)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at the Maturity Date or on the redemption date, as the case may be.
In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 8.06, 8.07 and 12.02 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 12.02    Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the

Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Note Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 13
MISCELLANEOUS
Section 13.01    Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.
Section 13.02    Notices.
Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ addresses:
If to the Issuer or the Note Guarantor:

c/o USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817
Attention: General Counsel
Facsimile No.: (301) 564-3206

If to the Trustee:

CSC Trust Company of Delaware
2711 Centerville Road, Suite 220
Wilmington, Delaware 19808
Attention: Corporate Trust Administration
Facsimile No.: 302-636-8666
Email: csctrust@cscino.com

With a copy to counsel:

Mark R. Somerstein, Esq
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
Email: mark.somerstein@ropesgray.com

The Issuer or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when receipt acknowledged, if sent via facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.
Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary
Section 13.03    Communication by Holders with Other Holders.
Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).
Section 13.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(a)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Section 13.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with, provided that, with respect to matters of fact, an Opinion of Counsel may rely upon an Officers’ Certificate or a certificate of a public official.
Section 13.06    Force Majeure.
The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, computer (hardware or software) or communications service disruptions, labor disputes, acts of civil or military authority, or governmental, judicial or regulatory actions, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
Section 13.07    Legal Holidays.
If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
Section 13.08    No Recourse Against Others.
No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Issuer or the Note Guarantor, as such, shall have any liability for any obligations of the Issuer or the Note Guarantor under the Notes, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes and the Guarantee.
Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws. Further, notwithstanding the foregoing, nothing in this provision shall, or shall be construed in any way to, modify the rights or obligations of the Issuer or the Note Guarantor as the Issuer or Note Guarantor, respectively.
Section 13.09    Governing Law.
THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUER IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.
Section 13.10    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of the Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.11    Successors.
All agreements of the Issuer and the Note Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
Section 13.12    Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 13.14    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
Section 13.15    Trustee Authorization.
The Trustee and the Collateral Agent are authorized and directed to enter into the Intercreditor Agreement and the Security Documents, as applicable.
Section 13.16    Tax Reporting.
(a)    The Issuer shall determine whether the Notes are “traded on an established market” for purposes of Treasury Regulation Section 1.1273-2(f)(9), the “issue price” of the Notes for Federal income tax purposes (the “Tax Issue Price”) and whether Treasury Regulation Sections 1.1272-1(c) or (d) or 1.1275-4(b) (the “Tax Reporting Rules”) apply to the Notes (the “Tax Reporting Determination”).
(b)    No more than seventy-five (75) days after the Issue Date, the Issuer shall provide notice to the Trustee and the Holders of the Tax Reporting Determination (the “Tax Reporting Determination Notice”). The Tax Reporting Determination Notice shall include the following information: (i) whether the Notes are “traded on an established market” for purposes of Treasury Regulation Section 1.1273-2(f)(9), (ii) the Tax Issue Price, and (iii) the Tax Reporting Rules that the Issuer has determined to apply to the Notes, including, if applicable, the “comparable yield” and “projected payment schedule” or the applicable payment schedule.
(c)    The Tax Reporting Determination Notice shall be sufficiently delivered if in writing and mailed, first class postage prepaid (and, to the extent permitted by applicable procedures or regulations, electronically) to the Trustee and to each Holder at such Holder’s registered address. At the Issuer’s request, the Trustee shall give the Tax Reporting Determination Notice to each Holder in the name of the Issuer and at the Issuer’s expense within ten (10) days of the Trustee’s receipt of such Tax Reporting Determination Notice; provided that the Issuer shall deliver to the Trustee at least ten (10) days (unless a shorter period is acceptable to the Trustee) prior to the date such Tax Reporting Determination Notice must be given by the Trustee, an Officer’s Certificate requesting that the Trustee give such Tax Reporting Determination Notice and a copy of the Tax Reporting Determination Notice to be provided to the Holders. For purposes of this Section 13.16, the Tax Reporting Determination Notice mailed or distributed electronically in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such Tax Reporting Determination Notice. In any case, failure to give the Tax Reporting Determination Notice to a Holder of any Note shall not affect the validity of the Tax Reporting Determination Notice with respect to any other Holder. Any Holder may waive in writing the right to receive the Tax Reporting Determination Notice either before or after the event, and such waiver shall be the equivalent of delivery to such Holder of such Tax Reporting Determination Notice. Such waivers shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
(d)    Each Holder, by its acceptance of the Notes, agrees to use the Tax Issue Price and to apply the Tax Reporting Rules that the Issuer has determined to apply to the Notes, including, if applicable, the “comparable yield” and “projected payment schedule” or the applicable payment schedule, for its own tax reporting and return filing.

[Remainder of page intentionally left blank]

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of t he date first written above.
THE ISSUER:

USEC INC.

By:	______________________________
Name:
Title:

THE NOTE GUARANTOR:

UNITED STATES ENRICHMENT CORPORATION

By:	______________________________
Name:
Title:

THE TRUSTEE:

CSC Trust Company of Delaware, as Trustee

By:	______________________________
Name:
Title:

THE COLLATERAL AGENT:

CSC Trust Company of Delaware, as Collateral Agent

By:	______________________________
Name:
Title:

EXHIBIT A

(Face of Note)
THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER AT USEC INC., Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817, Attention: CHIEF FINANCIAL OFFICER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OR, IF APPLICABLE, THE YIELD TO MATURITY OF THE NOTE.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.3
3The second and third paragraphs should be included only if the Note is issued in global form.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN THE INDENTURE OR IN ANY SECURITY DOCUMENTS, ANY LIENS AND SECURITY INTERESTS SECURING OBLIGATIONS UNDER THE INDENTURE, THE NOTES AND THE SECURITY DOCUMENTS AND THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDERS ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT IN THE FORM ATTACHED TO THE INDENTURE THAT MAY BE ENTERED INTO AFTER ISSUANCE OF THE NOTES. UPON EXECUTION OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF,

ON THE ONE HAND, THE INTERCREDITOR AGREEMENT AND, ON THE OTHER HAND, THIS NOTE, THE INDENTURE OR ANY SECURITY DOCUMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

[Face of Note]

CUSIP __________
8.0% PIK TOGGLE NOTE DUE 2019/2024
No.                                             $240,380,000
USEC INC.
USEC Inc., a Delaware corporation (the “Issuer”), as obligor, for value received promise to pay to Cede & Co. or registered assigns, the principal sum of TWO HUNDRED FORTY MILLION THREE HUNDRED EIGHTY THOUSAND Dollars on        , 2019 (the “Initial Maturity Date”) or         , 2024 (the “Extended Maturity Date”) if extended under the terms of Section 2.01 of the Indenture.
Interest Payment Dates: [__] and [__] and on the Initial Maturity Date or Extended Maturity Date, as the case may be.
Record Dates: [__] and [__] (whether or not a Business Day).
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.
THE ISSUER:

USEC INC.

By:    ______________________________

Name:
Title:

By:	______________________________

Name:
Title:

Trustee’s Certificate of Authentication:
Dated:
This is one of the Notes referred to
in the within-mentioned Indenture:

CSC Trust Company of Delaware, as Trustee

By:______________________________
Authorized Signatory

(Back of Note)

[PIK Note]4

8.0% PIK TOGGLE NOTE DUE 2019/2024

4 Only for PIK Notes.
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    Interest. USEC Inc., a Delaware corporation (the “Issuer”), as obligor, promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.
The Issuer shall pay, in cash, interest on the principal amount of this Note, at the rate of 8.0% per annum; provided that (a) for any Interest Payment Date (as defined below) between the Issue Date and September 30, 2014, the Issuer may elect to pay up to 1.5% per annum of interest then due in PIK Notes or PIK Interest (b) for any Interest Payment Date between October 1, 2014 and September 30, 2015, the Issuer may elect to pay up to 3% per annum of interest then due in PIK Notes or PIK Interest and (c) for any Interest Payment Date from October 1, 2015 through the Initial Maturity Date or the Extended Maturity Date, as the case may be, the Issuer may elect to pay up to 5.5% per annum of interest then due in PIK Notes or PIK Interest. The Issuer shall pay interest semi-annually on [__] and [__] of each year, and on the Maturity Date, commencing on [__], 2014, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).
Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. To the extent lawful, the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal in cash at the rate of 2% per annum in excess of the then applicable interest rate on the Notes; the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful and in the same method of payment as the previous interest period.
2.    Method of Payment. With respect to the initial interest period, the Issuer has made the Initial PIK Election. After the initial interest period, in the event that the Issuer shall determine to pay any interest in the form of a PIK Payment, the Issuer shall deliver to the Trustee and the Paying Agent (if other than the Trustee), with respect to each interest period subsequent to the initial interest period, no later than one (1) Business Day prior to the beginning of the relevant interest period a PIK Notice setting forth whether the Issuer has elected to pay any portion of the interest payment for such period in the form of a PIK Payment and, if so, the percentage of interest to be paid in the form of a PIK Payment. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of an election for an interest payment date, interest on the Notes shall be payable according to the method of payment set forth in the PIK Notice (excluding for the purpose, the Initial PIK Election) for the previous interest payment date, or if no prior PIK Notice was delivered to the Trustee for the previous interest payment date, notwithstanding the Initial PIK Election, the Issuer shall be deemed to have elected to pay interest due on such interest payment date in the form of a PIK Payment at the maximum percentage permitted under the Indenture and the Notes.

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuer may pay principal and interest by check to a Holder’s registered address.
At all times, PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in an Authentication Order from the Issuer to the Trustee and (y) with respect to Notes represented by Definitive Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Note will bear interest on such increased principal amount from and after the Interest Payment Date related to the PIK Payment. Any PIK Notes issued certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on [•], 2019 (or on [•], 2024 if the Maturity Date of the Notes has been extended under the terms of Section 2.01 of the Indenture) and will be governed by, and subject to, the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date.
3.    Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, any Subsidiary may act in any such capacity.
4.    Indenture. The Issuer issued the Notes under an Indenture dated as of [__], 2014 (the “Indenture”) among the Issuer, the Note Guarantor named therein, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture.
5.    Optional Redemption. The Notes shall be subject to redemption at the option of the Issuer, in whole or in part, at any time, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest, up to the redemption date.
6.    Mandatory Redemption. There shall be no mandatory redemption of the Notes.
7.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of [$1.00] and integral multiples of [$1.00], except that PIK Notes or increased principal amount of a Global Note shall be in denominations of $1.00 or any integral multiple of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee shall require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Issuer need not exchange or register the transfer (i) of any Note or portion of a Note selected for redemption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
8.    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.
9.    Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except certain payment defaults) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture, the Notes, the Security Documents and the Intercreditor Agreement, may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for assumption of the Issuer’s obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights hereunder or under the Indenture or the Security Documents of any Holder, to release the Guarantee of the Notes permitted to be released under the terms of the Indenture, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, or to comply with the requirements of the Trustee and the Depositary (including its nominees) with respect to transfers of beneficial interests in the Notes. Notwithstanding the foregoing, without the consent of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer, the Note Guarantor and the Collateral Agent may not amend or supplement the Security Documents or waive or modify the rights of the Holders thereunder or the provisions of the Indenture relating thereto, in either case, in a manner adverse to the Holders. In addition, unless otherwise provided in this Indenture, without the consent of the Holders of not less than 66⅔% in aggregate principal amount of the Notes at the time outstanding, the Issuer, the Note Guarantor and the Trustee may not amend or supplement the Security Documents to release Collateral from the Liens created by the Security Documents if the Fair Market Value of such Collateral exceeds $5,000,000.
10.    Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare by written notice to the Issuer and the Trustee all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security and indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of 66⅔% in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Issuer must furnish an annual compliance certificate to the Trustee.
11.    Subordination of the Notes. Payment of principal of, premium on, if any, and interest, if any, on, the Notes is subordinated to the prior payment of Issuer Senior Debt on the terms provided in the Indenture.
12.    Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

13.    No Recourse Against Others. No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Issuer or the Note Guarantor, as such, shall have any liability for any obligations of the Issuer or the Note Guarantor under the Notes, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantee. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.
14.    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
15.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
16.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
17.    Governing Law. This Note and the Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: USEC Inc., Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817, Attention: General Counsel.
_________________

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to ___________________________________________
(Insert assignee’s legal name)
______________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint __________________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _____________
Your Signature: __________________________________
(Sign exactly as your name appears on the face of this Note)
Your Tax ID Number:________________________
Signature Guarantee*:
* NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:
(1) The Securities Transfer Agent Medallion Program (STAMP);
(2) The New York Stock Exchange Medallion Program (MSP);
(3) The Stock Exchange Medallion Program (SEMP).

SCHEDULE OF EXCHANGES OF INTERESTS OR INCREASES/DECREASES IN THE GLOBAL NOTE5

The initial outstanding principal amount of this Global Note is $240,380,000. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, or increase/decrease in the principal amount of this Global Note as a result of a PIK Payment, have been made:

Date of Exchange or Increase/Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

5 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF NOTATION OF GUARANTEE

For value received, United States Enrichment Corporation (the “Note Guarantor”) (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of [__], 2014 (the “Indenture”) among USEC Inc., (the “Issuer”), the Note Guarantor and [__], as trustee and collateral agent (the “Trustee”),(i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes, whether at the Maturity Date or on an interest payment date, by acceleration, call for redemption or otherwise; (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful; (iii) the due and punctual payment and performance of all other Obligations of the Issuer under the Notes, the Indenture and the Security Documents, all in accordance with the terms set forth in the Indenture and in the Notes and the Security Documents; and (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations under the Indenture or under the Notes or the Security Documents, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise. The obligations of the Note Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.
The obligations of the Note Guarantor under its Guarantee, the Indenture and the Security Documents are not obligations of, or guaranteed as to principal or interest by, the United States of America.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.
UNITED STATES ENRICHMENT CORPORATION
By:     ______________________________

Name:
Title:

EXHIBIT C

FORM OF JUNIOR LIEN SUBORDINATION
AND INTERCREDITOR AGREEMENTD-1

EXHIBIT D

FORM OF SECURITY AGREEMENT